                                                               EXECUTION VERSION

                                                                     Exhibit 4.1
--------------------------------------------------------------------------------

                            LNR PROPERTY CORPORATION

         5.5% CONTINGENT CONVERTIBLE SENIOR SUBORDINATED NOTES DUE 2023

                    -----------------------------------------

                                    INDENTURE

                    -----------------------------------------

                  U.S. BANK TRUST NATIONAL ASSOCIATION, TRUSTEE

                            DATED AS OF MARCH 5, 2003

--------------------------------------------------------------------------------

                             CROSS-REFERENCE TABLE*

Trust Indenture Act Section                                                                Indenture Section
---------------------------                                                                -----------------

310 (a)(1)............................................................................            7.10
(a)(2)................................................................................            7.10
(a)(3)................................................................................            N.A.
(a)(4)................................................................................            N.A.
(a)(5)................................................................................            N.A.
(b)...................................................................................      7.08, 7.10
(c)...................................................................................            N.A.
311(a)................................................................................            7.11
(b)...................................................................................            7.11
(c)...................................................................................            N.A.
312 (a)...............................................................................            2.05
(b)...................................................................................           11.03
(c)...................................................................................           11.03
313(a)................................................................................            7.06
(b)(1)................................................................................            7.06
(b)(2)................................................................................            7.06
(c)...................................................................................            7.06
(d)...................................................................................            7.06
314(a)................................................................................      4.02, 4.03
(b)...................................................................................            N.A.
(c)(1)................................................................................           11.04
(c)(2)................................................................................           11.04
(c)(3)................................................................................            N.A.
(d)...................................................................................            N.A.
(e)...................................................................................           11.05
(f)...................................................................................            N.A.
315 (a)...............................................................................         7.01(b)
(b)...................................................................................            7.05
(c)...................................................................................            7.01
(d)...................................................................................         7.01(c)
(e)...................................................................................            6.11
316(a)(1)(A)..........................................................................            6.05
(a)(1)(B).............................................................................            6.04
(a)(2)................................................................................            N.A.
(b)...................................................................................            6.07
(c)...................................................................................         1.05(e)
317 (a)(1)............................................................................            6.08
(a)(2)................................................................................            6.09
(b)...................................................................................            2.04
318 (a)...............................................................................            N.A.


                                      (i)

N.A.  means not applicable.

*This Cross-Reference Table is not part of the Indenture.


                                      (ii)

                                TABLE OF CONTENTS

                                                                                                                Page
                                                                                                                ----
ARTICLE 1             DEFINITIONS AND INCORPORATION BY REFERENCE.............................................     1

   Section 1.01.      Definitions............................................................................     1
   Section 1.02.      Other Definitions......................................................................    11
   Section 1.03.      Incorporation by Reference of Trust Indenture Act......................................    12
   Section 1.04.      Rules of Construction.  Unless the context otherwise requires:.........................    12
   Section 1.05.      Acts of Holders........................................................................    12

ARTICLE 2             THE SECURITIES.........................................................................    13

   Section 2.01.      Form and Dating........................................................................    13
   Section 2.02.      Execution and Authentication...........................................................    15
   Section 2.03.      Registrar, Paying Agent and Conversion Agent...........................................    15
   Section 2.04.      Paying Agent to Hold Money in Trust....................................................    16
   Section 2.05.      Holder Lists...........................................................................    16
   Section 2.06.      Transfer and Exchange..................................................................    16
   Section 2.07.      Replacement Securities.................................................................    18
   Section 2.08.      Outstanding Securities; Determinations of Holders' Action..............................    18
   Section 2.09.      Temporary Securities...................................................................    19
   Section 2.10.      Cancellation...........................................................................    20
   Section 2.11.      Persons Deemed Owners..................................................................    20
   Section 2.12.      Global Securities......................................................................    20
   Section 2.13.      CUSIP Numbers..........................................................................    22

ARTICLE 3             REDEMPTION AND PURCHASES...............................................................    23

   Section 3.01.      Right To Redeem; Notices To Trustee....................................................    23
   Section 3.02.      Selection of Securities to Be Redeemed.................................................    23
   Section 3.03.      Notice of Redemption...................................................................    24
   Section 3.04.      Effect of Notice of Redemption.........................................................    24
   Section 3.05.      Deposit of Redemption Price............................................................    25
   Section 3.06.      Securities Redeemed in Part............................................................    25
   Section 3.07.      Sinking Fund...........................................................................    25
   Section 3.08.      Purchase of Securities at Option of the Holder.........................................    25
   Section 3.09.      Purchase of Securities at Option of the Holder upon Change in Control..................    31
   Section 3.10.      Effect of Purchase Notice or Change in Control Purchase Notice.........................    32
   Section 3.11.      Deposit of Purchase Price or Change in Control Purchase Price..........................    33
   Section 3.12.      Securities Purchased in Part...........................................................    34
   Section 3.13.      Covenant to Comply with Securities Laws upon Purchase of Securities....................    34
   Section 3.14.      Repayment to the Company...............................................................    34


                                      (iii)

ARTICLE 4             COVENANTS..............................................................................    35

   Section 4.01.      Payment of Securities..................................................................    35
   Section 4.02.      SEC and Other Reports..................................................................    35
   Section 4.03.      Compliance Certificate................................................................     35
   Section 4.04.      Further Instruments and Acts..........................................................     36
   Section 4.05.      Maintenance of Office or Agency.......................................................     36
   Section 4.06.      Delivery of Certain Information.......................................................     36
   Section 4.07.      Tax Treatment of Securities...........................................................     36
   Section 4.08.      Liquidated Damages....................................................................     37
   Section 4.09.      Prohibition on Incurrence of Senior Subordinated Debt.................................     37

ARTICLE 5             SUCCESSOR CORPORATION.................................................................     37

   Section 5.01.      When the Company May Merge or Transfer Assets.........................................     37

ARTICLE 6             DEFAULTS AND REMEDIES.................................................................     38

   Section 6.01.      Events of Default.....................................................................     38
   Section 6.02.      Acceleration..........................................................................     39
   Section 6.03.      Other Remedies........................................................................     40
   Section 6.04.      Waiver of Past Defaults...............................................................     40
   Section 6.05.      Control by Majority...................................................................     41
   Section 6.06.      Limitation on Suits...................................................................     41
   Section 6.07.      Rights of Holders to Receive Payment..................................................     41
   Section 6.08.      Collection Suit by Trustee............................................................     41
   Section 6.09.      Trustee May File Proofs of Claim......................................................     42
   Section 6.10.      Priorities............................................................................     42
   Section 6.11.      Priorities............................................................................     43
   Section 6.12.      Waiver of Stay, Extension or Usury Laws...............................................     43

ARTICLE 7             TRUSTEE...............................................................................     43

   Section 7.01.      Duties of Trustee.....................................................................     43
   Section 7.02.      Rights of Trustee.....................................................................     44
   Section 7.03.      Individual Rights of Trustee..........................................................     46
   Section 7.04.      Trustee's Disclaimer..................................................................     46
   Section 7.05.      Notice of Defaults....................................................................     46
   Section 7.06.      Reports by Trustee to Holders.........................................................     46
   Section 7.07.      Compensation and Indemnity............................................................     47
   Section 7.08.      Replacement of Trustee................................................................     47
   Section 7.09.      Successor Trustee by Merger...........................................................     48
   Section 7.10.      Eligibility; Disqualification.........................................................     48
   Section 7.11.      Preferential Collection of Claims Against Company.....................................     49


                                      (iv)

ARTICLE 8             DISCHARGE OF INDENTURE................................................................     49

   Section 8.01.      Discharge of Liability on Securities..................................................     49
   Section 8.02.      Repayment to the Company..............................................................     49

ARTICLE 9             AMENDMENTS............................................................................     49

   Section 9.01.      Without Consent of Holders............................................................     49
   Section 9.02.      With Consent of Holders...............................................................     50
   Section 9.03.      Compliance with Trust Indenture Act...................................................     51
   Section 9.04.      Revocation and Effect of Consents.....................................................     51
   Section 9.05.      Notation on or Exchange of Securities.................................................     51
   Section 9.06.      Trustee to Sign Supplemental Indentures...............................................     51
   Section 9.07.      Effect of Supplemental Indentures.....................................................     51

ARTICLE 10            CONVERSIONS...........................................................................     52

   Section 10.01.     Conversion Privilege..................................................................     52
   Section 10.02.     Conversion Procedure..................................................................     53
   Section 10.03.     Adjustments Below Par Value...........................................................     55
   Section 10.04.     Taxes on Conversion...................................................................     55
   Section 10.05.     Company to Provide Stock..............................................................     55
   Section 10.06.     Adjustment of Conversion Price........................................................     56
   Section 10.07.     No Adjustment.........................................................................     59
   Section 10.08.     Equivalent Adjustments................................................................     59
   Section 10.09.     Adjustment for Tax Purposes...........................................................     60
   Section 10.10.     Notice of Adjustment..................................................................     60
   Section 10.11.     Notice of Certain Transactions........................................................     60
   Section 10.12.     Effect of Reclassification, Consolidation, Merger, Share Exchange or
                         Sale on Conversion Privilege ......................................................     61
   Section 10.13.     Trustee's Disclaimer..................................................................     62
   Section 10.14.     Voluntary Reduction...................................................................     62
   Section 10.15.     Simultaneous Adjustments..............................................................     62

ARTICLE 11            SUBORDINATION.........................................................................     63

   Section 11.01.     Securities Subordinated to Senior Indebtedness........................................     63
   Section 11.02.     Suspension of Payment When Senior Indebtedness is in Default..........................     63
   Section 11.03.     Securities Subordinated to Prior Payment of All Senior Indebtedness
                         on Dissolution, Liquidation or Reorganization of Company ..........................     64

   Section 11.04.     Holders to Be Subrogated to Rights of Holders of Senior Indebtedness..................     65
   Section 11.05.     Obligations of the Company Unconditional..............................................     66
   Section 11.06.     Trustee Entitled to Assume Payments Not Prohibited in Absence of Notice...............     66
   Section 11.07.     Application by Trustee of Assets Deposited with It....................................     67
   Section 11.08.     No Waiver of Subordination Provisions.................................................     67
   Section 11.09.     Holders Authorize Trustee to Effectuate Subordination of Securities...................     67


                                      (v)

   Section 11.10.     Right of Trustee to Hold Senior Indebtedness..........................................     68
   Section 11.11.     This Article 11 Not to Prevent Events of Default......................................     68
   Section 11.12.     No Fiduciary Duty of Trustee to Holders of Senior Indebtedness........................     68

ARTICLE 12            MISCELLANEOUS.........................................................................     69

   Section 12.01.     Trust Indenture Act Controls..........................................................     69
   Section 12.02.     Notices...............................................................................     69
   Section 12.03.     Communication by Holders with Other Holders...........................................     70
   Section 12.04.     Certificate and Opinion as to Conditions Precedent....................................     70
   Section 12.05.     Statements Required in Certificate or Opinion.........................................     71
   Section 12.06.     Separability Clause...................................................................     71
   Section 12.07.     Rules by Trustee, Paying Agent, Conversion Agent and Registrar........................     71
   Section 12.08.     Legal Holidays........................................................................     71
   Section 12.09.     Governing Law.........................................................................     71
   Section 12.10.     No Recourse Against Others............................................................     72
   Section 12.11.     Successors............................................................................     72
   Section 12.12.     Multiple Originals....................................................................     72


Exhibit A-1  -  Form of Global Security
Exhibit A-2  -  Form of Certified Security
Exhibit B    -  Transfer Certificate


                                      (vi)

         INDENTURE dated as of March 5, 2003 between LNR Property Corporation, a Delaware corporation (the "Company"), and U.S. Bank Trust National Association, a national banking association duly organized and existing under the laws of the United States (the "Trustee").

         Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders (as defined below) of the Company's 5.5% Contingent Convertible Senior Subordinated Notes Due 2023 (the "Securities"):

                                   ARTICLE 1

                   DEFINITIONS AND INCORPORATION BY REFERENCE

         Section 1.01. Definitions.


         "144A Global Security" means a permanent Global Security in the form of the Security attached hereto as Exhibit A-1 that is deposited with and registered in the name of the Depositary, representing Securities sold in reliance on Rule 144A under the Securities Act.

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "Control" when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "Controlling" and "Controlled" have meanings correlative to the foregoing.

         "Applicable Procedures" means, with respect to any transfer or transaction involving a Global Security or beneficial interest therein, the rules and procedures of the Depositary for such Security, in each case to the extent applicable to such transaction and as in effect from time to time.

         "Bankruptcy Law" means Title 11, U.S. Code or any similar federal, state, or foreign law for the relief of debtors.

         "Beneficial Owner" shall be determined in accordance with Rule 13d-3 and Rule 13d-5 promulgated by the SEC under the Exchange Act or any successor provision, except that, for purposes of the definition of Change in Control, a Person shall be deemed to have "Beneficial Ownership" of all shares of Common Stock that the person has the right to acquire, whether exercisable immediately or only after the passage of time.

         "Board of Directors" means either the board of directors of the Company or any duly authorized committee of such board.

         "Board Resolution" means a copy of one or more resolutions, certified by an Officer of the Company to have been duly adopted or consented to by the applicable Board of Directors and to be in full force and effect, and delivered to the Trustee.

         "Business Day" means a day that in the City of New York is not a day on which banking institutions are authorized or obligated by law or regulation to close.

         "Capitalized Lease Obligation" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

         "Capital Stock" for any corporation means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that corporation.

         "Cash Conversion Price" means, in respect of each $1,000 of principal amount of a Security, an amount equal to the product of (i) the average of the Sale Price of the Common Stock for each Trading Day in the five Trading Day period immediately following (a) the date on which the Company delivers timely notice of its election to deliver cash instead of issuing shares of Common Stock in accordance with Section 10.02, if the Company has not given notice of redemption with respect to such Security or (b) the Conversion Date, if the Company has given notice of redemption with respect to such Security, in either case multiplied by (ii) the number of shares of Common Stock issuable upon conversion of such Security on such date and appropriately adjusted to take into account the occurrence, during such five Trading Day period, of any event requiring adjustment of the Conversion Price under this Indenture.

         "Cash Equivalents" means (i) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Ratings Service ("S&P") or Moody's Investors Service, Inc. ("Moody's"); (iii) commercial paper maturing no more than one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000;
(v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iv) above; and
(vi) money market funds which invest substantially all their assets in securities of the types described in clauses (i) through (v) above.

         "Certificated Securities" means Securities that are in the form of the Securities attached hereto as Exhibit A-2.

         "Change in Control" shall be deemed to have occurred at such time after the original issuance of the Securities as:

         (a) any Person (including any syndicate or group deemed to be a "person" under Section 13(d)(3) of the Exchange Act), other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any such Subsidiary, or Permitted Holders, is or becomes the Beneficial Owner, directly or indirectly, through a purchase or other acquisition transaction or series of transactions (other than a merger or consolidation involving the Company), of shares of Capital Stock of the Company entitling such Person to exercise in excess of 50% of the total voting power of all shares of Voting Stock of the Company;

         (b) there occurs any consolidation of the Company with, or merger of the Company into, any other Person, any merger of another Person into the Company, or any sale or transfer of the assets of the Company as, or substantially as, an entirety, to another Person (other than (i) any such merger pursuant to which the holders of the Voting Stock immediately prior to such transaction have, directly or indirectly, shares of Capital Stock of the continuing or surviving corporation (or its parent) immediately after such merger which entitle such holders to exercise in excess of 50% of the total voting power of all shares of Voting Stock of the continuing or surviving corporation (or its parent) and (ii) any merger which is effected solely to change the jurisdiction of incorporation of the Company and results in a reclassification, conversion or exchange of outstanding shares of Voting Stock solely into shares of stock carrying substantially the same relative rights as the Voting Stock); or

         (c) a change in the Board of Directors in which the individuals who constituted the Board of Directors at the beginning of the two-year period immediately preceding such change (together with any other director whose election to the Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of at least a majority of the directors then in office either who were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors then in office;

provided, however, that a Change in Control shall not be deemed to have occurred if either (I) the Closing Price per share of the Common Stock for any ten (10) Trading Days (each, a "Pricing Trading Date") within the period of 20 consecutive Trading Days ending one Trading Day before the Change in Control shall equal or exceed 105% of the Conversion Price then in effect, provided that at least five Pricing Trading Dates occur within the 10 consecutive Trading Days ending one Trading Day before the effective date of the Change in Control or
(II) (x) at least 90% of the consideration (excluding cash payments for fractional shares) in the transaction or transactions constituting the Change in Control consists of shares of Common Stock with full voting rights traded on a national securities exchange or quoted on the Nasdaq National Market (or which shall be so traded or quoted when issued or exchanged in connection with such Change in Control) (such securities being referred to as "Publicly Traded Securities") and as a result of such transaction or transactions the Securities become convertible solely into such Publicly Traded Securities and (y) the consideration in the transaction or transactions constituting the Change in Control consists of cash, Publicly Traded Securities or a combination of cash and Publicly Traded Securities and the amount of such consideration to which a holder of a share of common stock shall be entitled in such transaction or transactions have an aggregate fair market value (which, in the case of Publicly Traded Securities, shall be equal to the average Closing Price of such Publicly Traded Securities during the five (5) consecutive Trading Days commencing with the Trading Day following consummation of the transaction or transactions constituting the Change in Control) of at least 105% of the Conversion Price then in effect.

         "Class B Common Stock" shall mean shares of the Company's Class B Common Stock, $0.10 par value per share, as they exist on the date of this Indenture or any other shares of Capital Stock of the Company into which the Class B Common Stock shall be reclassified or changed.

         "Closing Price" with respect to any security on any day means the closing sale price per security regular way on such day or, in case no such sale is reported for such day, the average of the reported closing bid and asked prices, regular way, in each case on the New York Stock Exchange, or, if such security is not listed or admitted to trading on such Exchange, on the principal national security exchange or quotation system on which such security is quoted or listed or admitted to trading, or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the average of the closing bid and asked prices of such security on the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similar generally accepted reporting service, or if not so available, in such manner as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors for that purpose, or a price determined in good faith by the Board of Directors or, to the extent permitted by applicable law, a duly authorized committee thereof, whose determination shall be conclusive.

         "Common Stock" shall mean shares of the Company's Common Stock, $0.10 par value per share, as they exist on the date of this Indenture or any other shares of Capital Stock of the Company into which the Common Stock shall be reclassified or changed.

         "Company" means the party named as the "Company" in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

         "Company Order" means a written request or order signed in the name of the Company by any two Officers.

         "Corporate Trust Office" means the office of the Trustee at which at any time the trust created by this Indenture shall be administered, which office at the date hereof is located at 100 Wall Street, Suite 1600, New York, New York 10005, Attention: Corporate Trust and Agency Services, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as a successor Trustee may designate from time to time by notice to the Holders and the Company).

         "Credit Agreement" means the Third Amended and Restated Revolving Credit Agreement dated as of November 27, 2002 among the Company, certain Subsidiaries of the Company, the lenders party thereto in their capacities as lenders thereunder and Bank of America National Trust and Savings Association, as administrative agent, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreement may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder or adding Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

         "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Subsidiary of the Company against fluctuations in currency value.

         "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

         "Designated Senior Indebtedness" means (i) Indebtedness under or in respect of the Credit Agreement and (ii) any other Indebtedness constituting Senior Indebtedness which, at the time of determination, has an aggregate principal amount of at least $25.0 million and is specifically designated in the instrument evidencing such Senior Indebtedness as "Designated Senior Indebtedness" by Company.

         "Disqualified Capital Stock" means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (other than as a result of a Change in Control) on or prior to the final maturity of the Securities.

         "Exchange Act" means the Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder, as in effect from time to time.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the America Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect on the Issue Date.

         "Global Securities" means Securities that are in the form of the Securities attached hereto as Exhibit A-1, and to the extent that such Securities are required to bear the Legend required by Section 2.06 such Securities will be in the form of a 144A Global Security.

         "Holder" or "Securityholder" means a person in whose name a Security is registered on the Registrar's books.

         "Indebtedness" means, with respect to any Person, without duplication,
(i) all Obligations of such Person for borrowed money, (ii) all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,
(iii) all Capitalized Lease Obligations of such Person, (iv) all Obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business), (v) all Obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, (vi) guarantees and other contingent obligations in respect of Indebtedness of any other Person that is referred to in clauses (i) through (v) above and clause (viii) below, (vii) all Obligations of any other Person of the kinds referred to in clauses (i) through
(vi) above and clause (viii) below which are secured by any lien on any property or asset of such Person, the amount of such Obligation being deemed to be the lesser of the fair market value of such property or asset or the amount of the Obligation so secured, (viii) all Obligations under currency agreements and interest swap agreements of such Person and (ix) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any. For purposes hereof, the amount of any guarantee or other contingent obligation in respect of Indebtedness of (A) any other Person (other than a Subsidiary of such Person) shall be deemed to be equal to the maximum amount of such Indebtedness, unless the liability is otherwise limited by the terms of such guarantee or other contingent obligation regarding such Indebtedness, in which case, the amount of such guarantee or other obligation shall be deemed to equal the maximum amount of such liability and (B) any Subsidiary of such Person, at the option of such Person, shall be deemed to be either the amount determined pursuant to clause (A) or the actual outstanding amount of such Indebtedness. For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock.

         "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof, including the provisions of the TIA that are deemed to be a part hereof.

         "Initial Purchasers" shall mean Banc of America Securities LLC and Deutsche Bank Securities Inc.

         "Interest Swap Obligations" means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on a stated notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

         "Issue Date" of any Security means the date on which the Security was originally issued or deemed issued as set forth on the face of the Security.

                  "Liquidated Damages" has the meaning set forth in the Registration Rights Agreement dated as of March 5, 2003 between the Company and the Initial Purchasers.

                  "Market Capitalization" means, as of any date of calculation, the Closing Price of the Common Stock on the Trading Day immediately prior to such date of calculation multiplied by the aggregate number of shares of Common Stock outstanding on the Trading Day immediately prior to such date of calculation.

                  "Market Price" means the average of the Sale Prices of the Common Stock for the 20 Trading Day period ending on the third Business Day (if the third Business Day prior to the applicable Purchase Date is a Trading Day, or if not, then on the last Trading Day prior to such third Business Day) prior to the applicable Purchase Date or Change in Control Purchase Date, appropriately adjusted to take into account the occurrence, during the period commencing on the first of such Trading Days during such 20 Trading Day period and ending on such Purchase Date or Change in Control Purchase Date, of any event requiring adjustment of the Conversion Price under this Indenture.

                  "Non-Recourse Indebtedness" means any Indebtedness of the Company or any of its Subsidiaries that is (i) (A) specifically advanced to finance the acquisition of investment assets and (B) secured only by the assets to which such Indebtedness relates without recourse to the Company or any of its Subsidiaries, (ii) advanced to a Subsidiary of the Company or group of Subsidiaries of the Company formed for the sole purpose of acquiring or holding investment assets (A) against which a loan is obtained that is made without recourse to, and with no cross-collateralization against the assets of, the Company or any other Subsidiary of Company, and (B) upon complete or partial liquidation of which the loan must be correspondingly completely or partially repaid, as the case may be or (iii) specifically advanced to finance the acquisition of real property and secured by only the real property to which such Indebtedness relates without recourse to the Company or any of its Subsidiaries.

                  "Obligations" means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

                  "Officer" means the Chairman and Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer, the Controller or the Secretary of such Person or any other officer designated by the board of directors of such Person serving in a similar capacity.

                  "Officers' Certificate" means a written certificate containing the information specified in Sections 12.04 and 12.05, signed in the name of the Company by any two Officers, and delivered to the Trustee. An Officers' Certificate given pursuant to Section 4.03 shall be signed by the Treasurer or Chief Financial Officer of the Company but need not contain the information specified in Sections 12.04 and 12.05.

                  "Opinion Of Counsel" means a written opinion containing the information specified in Section 12.04 and 12.05, from legal counsel who is acceptable to the Trustee in its reasonable discretion. The counsel may be an employee of, or counsel to, the Company or the Trustee.

                  "Permitted Holder" means any holder of Class B Common Stock on the Issue Date and any permitted transferee of Class B Common Stock under the terms of the Company's Certificate of Incorporation as it existed on February 28, 2003.

                  "Person" or "Persons" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or other entity.

                  "Publicly Traded Securities" has the meaning provided in the definition of Change in Control.

                  "Recourse Indebtedness" means all Indebtedness of the Company and its Subsidiaries other than Non-Recourse Indebtedness.

                  "Redemption Date" or "Redemption Dates" shall mean the date specified for redemption of the Securities in accordance with the terms of the Securities and this Indenture.

                  "Redemption Price" or "Redemption Prices" shall have the meaning set forth in paragraph 5 of the Securities.

                  "Responsible Officer" shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

                  "Representative" means the indenture trustee or other trustee, agent or representative in respect of any Designated Senior Indebtedness; provided, however, that if, and for so long as, any Designated Senior Indebtedness lacks such a representative, then the Representative for such Designated Senior Indebtedness shall at all times constitute the holders of a majority in outstanding principal amount of such Designated Senior Indebtedness in respect of any Designated Senior Indebtedness.

                  "Restricted Security" means a Security required to bear the restrictive legend set forth in the form of Security set forth in Exhibits A-1 and A-2 of this Indenture.

                  "Rule 144A" means Rule 144A under the Securities Act (or any successor provision), as it may be amended from time to time.

                  "Sale Price" of the Common Stock on any date means the closing sale price per share (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and average ask prices) on such date as reported in the composite transactions for the principal United States securities exchange on which the Common Stock is traded or, if the Common Stock is not listed on a United States national or regional securities exchange, as reported by the National Association of Securities Dealers Automated Quotation System.

                  "SEC" means the Securities and Exchange Commission.

                  "Security" or "Securities" means any of the Company's 5.5% Contingent Convertible Senior Subordinated Notes Due 2023, as amended or supplemented from time to time, issued under this Indenture.

                  "Security Trading Price" per $1,000 in principal amount of Securities on any date of determination means the average of the secondary market bid quotations per $1,000 in principal amount of Securities obtained by the Conversion Agent for $5,000,000 in principal amount of Securities at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers selected by the Company; provided that if at least three such bids cannot reasonably be obtained by the Conversion Agent, but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Conversion Agent, such one bid shall be used. If the Conversion Agent cannot reasonably obtain at least one bid for $5,000,000 in principal amount of Securities from a nationally recognized securities dealer or, in the reasonable judgment of the Company, the bid quotations are not indicative of the secondary market value of the Securities, then the Security Trading Price will be determined in good faith by the calculation agent (which shall initially be the Trustee unless the Trustee shall have appointed a calculation agent, which may be any investment bank with a national or international reputation with experience in such matters, including the Initial Purchasers or their successors) taking into account in such determination such factors as it, in its sole discretion after consultation with the Company, deems appropriate.

                  "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

                  "Securityholder" or "Holder" means a person in whose name a Security is registered on the Registrar's books.

                  "Senior Indebtedness" means the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on any Indebtedness of Company, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Securities. Without limiting the generality of the foregoing, "Senior Indebtedness" shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of, (x) all monetary obligations (including guarantees thereof) of every nature of the Company under the Credit Agreement, including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities, (y) all Interest Swap Obligations (including guarantees thereof) and (z) all obligations (including guarantees) under Currency Agreements, in each case whether outstanding on the Issue Date or thereafter incurred. Notwithstanding the foregoing, "Senior Indebtedness" shall not include (i) any Indebtedness of the Company to a Subsidiary of the Company or any Affiliate of the Company or any of such Affiliate's Subsidiaries, (ii) Indebtedness to, or guaranteed on behalf of, any shareholder, director, officer or employee of the Company or of any Subsidiary of the Company (including, without limitation, amounts owed for compensation), (iii) Indebtedness to trade creditors and other amounts incurred in connection with obtaining goods, materials or services, (iv) Indebtedness represented by Disqualified Capital Stock, (v) any liability for federal, state, local or other taxes owed or owing by Company, (vi) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code is without recourse to the Company and (vii) any Indebtedness which is, by its express terms, subordinated in right of payment to any other Indebtedness of Company.

                  "Stated Maturity", when used with respect to any Security, means the date specified in such Security as the fixed date on which an amount equal to the principal amount of such Security is due and payable.

                  "Subsidiary" means, with respect to any Person, (i) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances (determined without regard to any classification of directors) shall at the time be owned, directly or indirectly, by such Person, (ii) any other Person (other than a partnership) of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person or (iii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

                  "TIA" means the Trust Indenture Act of 1939 as in effect on the date of this Indenture, provided, however, that in the event the TIA is amended after such date, TIA means, to the extent required by any such amendment, the TIA as so amended.

                  "Trading Day" means (x) if the applicable security is listed or admitted for trading on the New York Stock Exchange, the Nasdaq National Market or another national security exchange, a day on which the New York Stock Exchange, the Nasdaq National Market or another national security exchange is open for business or (y) if the applicable security is quoted on the Nasdaq National Market, a day on which trades may be made thereon or (z) if the applicable security is not so listed, admitted for trading or quoted, any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

                  "Trustee" means the party named as the "Trustee" in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

                  "U.S. Government Obligations" means direct obligations of, and obligations guaranteed by, the United States of America for the payment of which the full faith and credit of the United States of America is pledged.

                  "Voting Stock" of a Person means Capital Stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances (determined without regard to any classification of directors) to elect at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

                  Section 1.02. Other Definitions.

                                                        Defined in
Term                                                      Section:
----                                                      -------
Acceleration Notice........................................6.02(a)
Act........................................................1.05(a)
Agent Members..............................................2.12(v)
Aggregate Market Premium.....................................10.06
Blockage Period...........................................11.02(a)
Change in Control Purchase Date............................3.09(a)
Change in Control Purchase Price...........................3.09(a)
Company Change in Control Notice...........................3.09(b)
Company Notice.............................................3.08(c)
Company Notice Date........................................3.08(c)
Conversion Agent..............................................2.03
Conversion Date..............................................10.02
Conversion Price.............................................10.06
Default Notice............................................11.02(a)
Depositary.................................................2.01(a)
DTC........................................................2.01(a)
Event of Default..............................................6.01
Ex-Dividend Date.............................................10.01
Legal Holiday................................................12.08
Legend.....................................................2.06(f)
Paying Agent..................................................2.03
Purchase Date..............................................3.08(a)
Purchase Notice.........................................3.08(a)(i)
Purchase Price.............................................3.08(a)
QIB........................................................2.01(a)
Quarter...................................................10.01(a)
Registrar.....................................................2.03
Rule 144A Information.........................................4.06
Security Trading Price.......................................10.01

                  Section 1.03. Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

                  "Commission" means the SEC.

                  "Indenture Securities" means the Securities.

                  "Indenture Security Holder" means a Securityholder.

                  "Indenture to be Qualified" means this Indenture.

                  "Indenture Trustee" or "Institutional Trustee" means the Trustee.

                  "Obligor" on the indenture securities means the Company.

                  All other TIA terms used in this Indenture that are defined by the TIA, defined by a TIA reference to another statute or defined by an SEC rule have the meanings assigned to them by such definitions.

                  Section 1.04. Rules of Construction. Unless the context otherwise requires:

                  (a) a term has the meaning assigned to it;

                  (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect from time to time;

                  (c) "or" is not exclusive;

                  (d) "including" means including, without limitation; and

                  (e) words in the singular include the plural, and words in the plural include the singular.

                  Section 1.05. Acts of Holders.

                  (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

                  (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such officer the execution thereof. Where such execution is by a signer acting in a capacity other than such signer's individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer's authority.

                  The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

                  (c) The ownership of Securities shall be proved by the register maintained by the Registrar.

                  (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

                  (e) If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

                                   ARTICLE 2

                                 THE SECURITIES

                  Section 2.01. Form and Dating. The Securities and the Trustee's certificate of authentication shall be substantially in the forms set forth on Exhibits A-1 and A-2, which are a part of this Indenture and incorporated by reference herein. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage; provided that any such notation, legend or endorsement required by usage is in a form acceptable to the Company. The

Company shall provide any such notations, legends or endorsements to the Trustee in writing. Each Security shall be dated the date of its authentication.

                  (a) 144A Global Securities. Securities offered and sold to qualified institutional buyers as defined in Rule 144A ("QIBS") in reliance on Rule 144A shall be issued, initially only in the form of 144A Global Security, which shall be deposited with the Trustee at its Corporate Trust Office, as custodian for the Depositary and registered in the name of The Depository Trust Company ("DTC") or the nominee thereof (such depositary, or any successor thereto, and any such nominee being hereinafter referred to as the "Depositary"), duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the 144A Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary as hereinafter provided.

                  (b) Global Securities in General. Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Securities from time to time endorsed thereon and that the aggregate amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions and conversions.

                  Any adjustment of the aggregate principal amount of a Global Security to reflect the amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Trustee as required by Section 2.12 hereof and shall be made on the records of the Trustee and the Depositary.

                  (c) Book-Entry Provisions. The Company shall execute and the Trustee shall, in accordance with this Section 2.01(c), authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depositary, (b) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary's instructions and (c) shall bear legends substantially to the following effect:

                           "UNLESS THIS CERTIFICATE IS PRESENTED BY AN
                  AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO LNR PROPERTY CORPORATION (THE "COMPANY") OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. TRANSFERS OF THIS GLOBAL SECURITY SHALL BE

                  LIMITED TO TRANSFERS TO NOMINEES OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE TWO OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF."

                  (d) Certificated Securities. Securities not issued as interests in the Global Securities will be issued in certificated form substantially in the form of Exhibit A-2 attached hereto.

                  Section 2.02. Execution and Authentication. The Securities shall be executed on behalf of the Company by any Officer, under its corporate seal reproduced thereon. The signature of the officer of the Company on the Securities may be manual or facsimile.

                  Securities bearing the manual or facsimile signatures of individuals who were at the time of the execution of the Securities the proper Officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of authentication of such Securities.

                  No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized officer, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

                  The Trustee shall authenticate and deliver Securities for original issue in an aggregate principal amount of up to $235,000,000 (which shall include the Initial Purchasers' option to purchase additional Securities in an aggregate principal amount of up to $35,000,000) upon a Company Order without any further action by the Company. The aggregate principal amount of Securities outstanding at any time may not exceed the amount set forth in the foregoing sentence, except as provided in Section 2.07.

                  The Securities shall be issued only in registered form without coupons and only in denominations of $1,000 of principal amount and any integral multiple thereof.

                  Section 2.03. Registrar, Paying Agent and Conversion Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange ("Registrar"), an office or agency where Securities may be presented for purchase or payment ("Paying Agent") and an office or agency where Securities may be presented for conversion("Conversion Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars, one or more additional paying agents and one or more additional conversion agents. The term Paying Agent includes any additional paying agent, including any named pursuant to Section

4.05. The term Conversion Agent includes any additional conversion agent, including any named pursuant to Section 4.05.

                  The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent, Conversion Agent or co-registrar (other than the Trustee). Such agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any Subsidiary or an Affiliate of either of them may act as Paying Agent, Registrar, Conversion Agent or co-registrar.

                  The Company initially appoints the Trustee as Registrar, Conversion Agent and Paying Agent in connection with the Securities.

                  Section 2.04. Paying Agent to Hold Money in Trust. Except as otherwise provided herein, on or prior to each due date of payments in respect of any Security, the Company shall deposit with the Paying Agent a sum of money (in immediately available funds if deposited on the due date) or shares of Common Stock, as the case may be, sufficient to make such payments when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money or shares of Common Stock, as the case may be, held by the Paying Agent for the making of payments in respect of the Securities and shall notify the Trustee of any Default by the Company in making any such payment. At any time during the continuance of any such Default, the Paying Agent shall, upon the written request of the Trustee, forthwith pay to the Trustee all moneys or shares of Common Stock, as the case may be, held in trust. If the Company, a Subsidiary or an Affiliate of either of them acts as Paying Agent, it shall segregate the money or shares of Common Stock, as the case may be, held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require paying Agent to pay all money or shares of Common Stock, as the case may be, held by it to the Trustee and to account for any funds disbursed by it. Upon doing so, the Paying Agent shall have no further liability for the money or shares of Common Stock, as the case may be.

                  Section 2.05. Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall cause to be furnished to the Trustee at least semiannually on February 1 and August 1 a listing of Holders dated within 15 days of the date on which the list is furnished and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

                  Section 2.06. Transfer and Exchange.

                  (a) Subject to Section 2.12 hereof, upon surrender for registration of transfer of any Securities, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Securityholder or such Securityholder's attorney duly authorized in writing, at the office or agency of the Company designated as Registrar or co-registrar pursuant to Section

2.03, the Company shall execute and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denomination or denominations, of a like aggregate principal amount. The Company shall not charge a service charge for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the transferor exchange of the Securities from the Securityholder requesting such transferor exchange.

                  At the option of the Holder, Securities may be exchanged for other Securities of any authorized denomination or denominations, of a like aggregate principal amount, upon surrender of the Securities to be exchanged, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Securityholder or such Securityholder's attorney duly authorized in writing, at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities that the Holder making the exchange is entitled to receive.

                  The Company shall not be required to make, and the Registrar need not register, transfers or exchanges of Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed) or any Securities in respect of which a Purchase Notice or Change in Control Purchase Notice has been given and not withdrawn by the Holder thereof in accordance with the terms of this Indenture (except, in the case of Securities to be purchased in part, the portion thereof not to be purchased) or any Securities for a period of 15 days before the mailing of a notice of redemption of Securities to be redeemed.

                  (b) Notwithstanding any provision to the contrary herein, so long as a Global Security remains outstanding and is held by or on behalf of the Depositary, transfers of a Global Security, in whole or in part, shall be made only in accordance with Section 2.12 and this Section 2.06(b). Transfers of a Global Security shall be limited to transfers of such Global Security in whole, or in part, to nominees of the Depositary or to a successor of the Depositary or such successor's nominee.

                  (c) Successive registrations and registrations of transfers and exchanges as aforesaid may be made from time to time as desired, and each such registration shall be noted on the register for the Securities.

                  (d) Any Registrar appointed pursuant to Section 2.03 hereof shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Securities upon transfer or exchange of Securities.

                  (e) No Registrar shall be required to make registrations of transfer or exchange of Securities during any periods designated in the text of the Securities or in this Indenture as periods during which such registration of transfers and exchanges need not be made.

                  (f) If Securities are issued upon the transfer, exchange or replacement of Securities subject to restrictions on transfer and bearing the legends set forth on the forms of Securities attached hereto as Exhibits A-1 and A-2 setting forth such restrictions (collectively, the "Legend"), or if a request is made to remove the Legend on a Security, the Securities so issued shall bear the Legend, or the Legend shall not be removed, as the case may be, unless there is delivered to the Company and the Registrar such satisfactory evidence, which shall include an Opinion of Counsel, as may be reasonably required by the Company and the Registrar, that neither the Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A or Rule 144 under the Securities Act or that such Securities are not "restricted" within the meaning of Rule 144 under the Securities Act. Upon (i) provision of such satisfactory evidence, or (ii) notification by the Company to the Trustee and registrar of the sale of such Security pursuant to a registration statement that is effective at the time of such sale, the Trustee, at the written direction of the Company, shall authenticate and deliver a Security that does not bear the Legend. If the Legend is removed from the face of a Security and the Security is subsequently held by an Affiliate of the Company, the Legend shall be reinstated.

                  Section 2.07. Replacement Securities. If any mutilated Security is surrendered to the Trustee, or the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a protected purchaser (within the meaning of Section 8-303 of the Uniform Commercial Code), the Company shall execute, and upon the Company's written request the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, anew Security of like tenor and principal amount, bearing a number not contemporaneously outstanding.

                  In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be purchased by the Company pursuant to Article 3 hereof, the Company in its discretion may, instead of issuing a new Security, pay or purchase such Security, as the case may be.

                  Upon the issuance of any new Securities under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

                  Every new Security issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

                  The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

                  Section 2.08. Outstanding Securities; Determinations of Holders' Action. Securities outstanding at any time are all the Securities authenticated by the Trustee, except for those cancelled by it, those paid pursuant to Section 2.07, those delivered to it for cancellation pursuant to Section 2.10 and those described in this Section 2.08 as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate thereof holds the Security; provided, however, that in determining whether the Holders of the requisite principal amount of Securities have given or concurred in any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Subject to the foregoing, only Securities outstanding at the time of such determination shall be considered in any such determination (including, without limitation, determinations pursuant to Articles 6 and 9).

                  If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a protected purchaser.

                  If the Paying Agent holds, in accordance with this Indenture, on a Redemption Date, or on the Business Day following a Purchase Date or a Change in Control Purchase Date, or on Stated Maturity, money sufficient to pay amounts owed with respect to Securities payable on that date, then immediately after such Redemption Date, Purchase Date, Change in Control Purchase Date or Stated Maturity, as the case may be, such Securities shall cease to be outstanding and interest, if any (including contingent interest, if any), and Liquidated Damages, if any, on such Securities shall cease to accrue; provided that if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made.

                  If a Security is converted in accordance with Article 10, then from and after the time of conversion on the Conversion Date, such Security shall cease to be outstanding and interest, if any (including contingent interest, if any), shall cease to accrue on such Security.

                  Section 2.09. Temporary Securities. Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities that are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities.

                  If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 2.03, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

                  Section 2.10. Cancellation. All Securities surrendered for payment, purchase by the Company pursuant to Article 3, conversion, redemption or registration of transfer or exchange (other than Securities exchanged pursuant to Section 10.02) shall, if surrendered to any person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder that the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. The Company may not issue new Securities to replace Securities it has paid or delivered to the Trustee for cancellation or that any Holder has converted pursuant to Article 10. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed of by the Trustee in accordance with the Trustee's customary procedure.

                  Section 2.11. Persons Deemed Owners. Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of the principal amount of the Security or the payment of any Redemption Price, Purchase Price or Change in Control Purchase Price in respect thereof, and accrued but unpaid interest thereon, for the purpose of conversion and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

                  Section 2.12. Global Securities.

                  (a) A Global Security may not be transferred, in whole or in part, to any Person other than the Depositary or a nominee or any successor thereof, and no such transfer to any such other Person may be registered; provided that the foregoing shall not prohibit any transfer of a Security that is issued in exchange for a Global Security but is not itself a Global Security. No transfer of a Security to any Person shall be effective under this Indenture or the Securities unless and until such Security has been registered in the name of such Person. Notwithstanding any other provisions of this Indenture or the Securities, transfers of a Global Security, in whole or in part, shall be made only in accordance with Section 2.06 and this Section 2.12.

                  (b) Subject to the succeeding paragraph, every Security shall be subject to the restrictions on transfer provided in the Legend including the delivery of an opinion of counsel, if so provided. Whenever any Restricted Security is presented or surrendered for registration of transfer or for exchange for a Security registered in a name other than that of the Holder, such Security must be accompanied by a certificate in substantially the form set forth in Exhibit B, dated the date of such surrender and signed by the Holder of such Security, as to compliance with such restrictions on transfer. The Registrar shall not be required to accept for such registration of transfer or exchange any Security not so accompanied by a properly completed certificate.

                  (c) The restrictions imposed by the Legend upon the transferability of any Security shall cease and terminate when such Security has been sold pursuant to an effective registration statement under the Securities Act or transferred in compliance with Rule 144 under the Securities Act (or any successor provision thereto) or, if earlier, upon the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision). Any Security as to which such restrictions on transfer shall have expired in accordance with their terms or shall have terminated may, upon a surrender of such Security for exchange to the Registrar in accordance with the provisions of this Section 2.12 (accompanied, in the event that such restrictions on transfer have terminated by reason of a transfer in compliance with Rule 144 or any successor provision, by an opinion of counsel having substantial experience in practice under the Securities Act and otherwise reasonably acceptable to the Company, addressed to the Company and in form acceptable to the Company, to the effect that the transfer of such Security has been made in compliance with Rule 144 or such successor provision), be exchanged for a new Security, of like tenor and aggregate principal amount, which shall not bear the restrictive Legend. The Company shall inform the Trustee of the effective date of any registration statement registering the Securities under the Securities Act. The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the aforementioned opinion of counsel or registration statement.

                  (d) As used in the preceding clause (b) and (c) of this
Section 2.12, the term "transfer" encompasses any sale, pledge, transfer, hypothecation or other disposition of any Security.

                  (e) The provisions of clauses (i), (ii), (iii) and (iv) below shall apply only to Global Securities:

                        (i) Notwithstanding any other provisions of this
                  Indenture or the Securities, a Global Security shall not be exchanged in whole or in part for a Security registered in the name of any Person other than the Depositary or one or more nominees thereof; provided that a Global Security may be exchanged for Securities registered in the names of any person designated by the Depositary in the event that (x) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or such Depositary has ceased to be a "clearing agency" registered under the Exchange Act, and a successor Depositary is not appointed by the Company within 90 days, (y) the Company has provided the Depositary with written notice that it has decided to discontinue use of the system of book-entry transfer through the Depositary or any successor Depositary or
                  (z) an Event of Default has occurred and is continuing with respect to the Securities. Any Global Security exchanged pursuant to clauses (x) or (y) above shall be so exchanged in whole and not in part, and any Global Security exchanged pursuant to clause (z) above may be exchanged in whole or from time to time in part as directed by the Depositary. Any Security issued in exchange for a Global Security or any portion thereof shall be a Global Security; provided that any such Security so issued that is registered in the name of a Person other than the Depositary or a nominee thereof shall not be a Global Security.

                        (ii) Securities issued in exchange for a Global Security
                  or any portion thereof shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate principal amount equal to that of such Global Security or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear the applicable legends provided for herein. Any Global Security to be exchanged in whole shall be surrendered by the Depositary to the Trustee, as Registrar. With regard to any Global Security to be exchanged in part, either such Global Security shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Security, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Security issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.

                        (iii) Subject to the provisions of clause (v) below, the
                  registered Holder may grant proxies and otherwise authorize any Person, including Agent Members (as defined below) and persons that may hold interests through Agent Members, to take any action which a holder is entitled to take under this Indenture or the Securities.

                        (iv) In the event of the occurrence of any of the events
                  specified in clause (i) above, the Company will promptly make available to the Trustee a reasonable supply of Certificated Securities in definitive, fully registered form, without interest coupons.

                        (v) Neither any members of, or participants in, the
                  Depositary (collectively, the "Agent Members") nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Security registered in the name of the Depositary or any nominee thereof, or under any such Global Security, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a holder of any Security.

                  Section 2.13. CUSIP Numbers. The Company may issue the Securities with one or more "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the CUSIP numbers.

                                   ARTICLE 3

                            REDEMPTION AND PURCHASES

                  Section 3.01. Right To Redeem; Notices To Trustee.

                  (a) Optional Redemption. The Company, at its option, may redeem the Securities in accordance with the provisions of paragraphs 5 and 7 of the Securities and at the Redemption Price specified in paragraph 5 of the Securities, together with accrued but unpaid interest (including contingent interest, if any) and Liquidated Damages, if any, thereon up to but not including the Redemption Date; provided that if the Redemption Date is on or after an interest record date, but on or prior to the related interest payment date, interest will be payable to the Holders in whose names the Securities are registered at the close of business on the relevant record date for payment of such interest.

                  (b) Notice to Trustee. If the Company elects to redeem Securities pursuant to this Section 3.01, it shall notify the Trustee in writing of the Redemption Date, the principal amount of Securities to be redeemed and the Redemption Price. The Company shall give the notice to the Trustee provided for in this Section 3.01(b) by a Company Order at least 30 days but not more than 60 days before the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee).

                  Section 3.02. Selection of Securities to Be Redeemed. If less than all the Securities are to be redeemed, subject to the procedures of the Depositary in the case of Global Securities to be so redeemed, the Trustee shall select the Securities to be redeemed by any method that the Trustee deems fair and appropriate. The Trustee may select for redemption portions of the principal amount of Securities that have denominations of $1,000 and integral multiples thereof.

                  Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

                  If any Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed (so far as possible) to be the portion selected for redemption. Securities that have been converted during a selection of Securities to be redeemed may be treated by the Trustee as outstanding for the purpose of such selection.

                  Section 3.03. Notice of Redemption. At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first-class mail, postage prepaid, to each Holder of Securities to be redeemed.

                  The notice shall identify the Securities to be redeemed and shall state:

                  (a) the Redemption Date;

                  (b) the Redemption Price and, to the extent known at the time of such notice the amount of contingent interest, if any, payable on the Redemption Date;

                  (c) the current Conversion Price;

                  (d) the name and address of the Paying Agent and Conversion Agent;

                  (e) that Securities called for redemption may be converted at any time before the close of business on the second Business Day immediately preceding the Redemption Date;

                  (f) that Holders who want to convert Securities must satisfy the requirements set forth in paragraph 8 of the Securities;

                  (g) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price therefor, together with accrued but unpaid interest;

                  (h) if fewer than all the outstanding Securities are to be redeemed, the certificate numbers, if any, and principal amounts of the particular Securities to be redeemed;

                  (i) that, unless the Company defaults in making payment of such Redemption Price, interest (including contingent interest, if any), and Liquidated Damages, if any, on Securities called for redemption will cease to accrue on and after the Redemption Date and the Securities will cease to be convertible; and

                  (j) the CUSIP number of the Securities.

                  At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense; provided that the Company makes such request prior to the date by which such notice of redemption must be given to Holders in accordance with this Section 3.03 and the Company provides the Trustee with all information required for such notice of redemption.

                  Section 3.04. Effect of Notice of Redemption. Once notice of redemption is given, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price together with accrued but unpaid interest (including contingent interest, if any), and Liquidated Damages, if any, thereon stated in the notice, except for Securities which are converted in accordance with the terms of this Indenture. Upon surrender to the Paying Agent, such Securities shall be paid at the Redemption Price stated in the notice, together with accrued but unpaid interest (including contingent interest, if any), and Liquidated Damages, if any, thereon, up to but not including the Redemption Date.

                  Section 3.05. Deposit of Redemption Price. Prior to 11:00 a.m. (New York City time) on the Redemption Date, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary or an Affiliate of either of them is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the aggregate Redemption Price of all Securities to be redeemed on that date, together with accrued but unpaid interest (including contingent interest, if any), and Liquidated Damages, if any, thereon, up to but not including the Redemption Date other than Securities or portions of Securities called for redemption that on or prior thereto have been delivered by the Company to the Trustee for cancellation or have been converted. The Paying Agent shall as promptly as practicable return to the Company any money not required for that purpose because of conversion of Securities pursuant to Article 10. If such money is then held by the Company in trust and is not required for such purpose it shall be discharged from such trust.

                  Section 3.06. Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder, without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the unredeemed portion of the principal amount of the Security surrendered.

                  Section 3.07. Sinking Fund. There shall be no sinking fund provided for the Securities.

                  Section 3.08. Purchase of Securities at Option of the Holder.

                  (a) General. Securities shall be purchased by the Company in accordance with the provisions of paragraph 6 of the Securities on March 1, 2010 and March 1, 20177 (each, a "Purchase Date") at a purchase price per Security equal to 100% of the aggregate principal amount of the Security (the "Purchase Price"), together with accrued but unpaid interest (including contingent interest, if any) and Liquidated Damages, if any, thereon, up to but not including the Purchase Date; provided that if the Purchase Date is on or after an interest record date but on or prior to the related interest payment date, interest and Liquidated Damages, if any, will be payable to the Holders in whose names the Securities are registered at the close of business on the relevant record date.

                  Purchases of Securities hereunder shall be made, at the option of the Holder thereof, upon:

                        (i) delivery to the Company and the Paying Agent by the
                  Holder of a written notice of purchase (a "Purchase Notice") at any time from the opening of business on the date that is 30 Business Days prior to the Purchase Date until the close of business on the Business Day prior to such Purchase Date stating:

                                (A) the certificate number of the Security which
                        the Holder will deliver to be purchased;

                                (B) the portion of the principal amount of the
                        Security which the Holder will deliver to be purchased, which portion must be in principal amounts of $1,000 or an integral multiple thereof;

                                (C) that such Security shall be purchased as of
                        the Purchase Date pursuant to the terms and conditions specified in paragraph 6 of the Securities and in this Indenture;

                                (D) that, if the Company elects, pursuant to a
                        Company Notice, to pay the Purchase Price to be paid as of such Purchase Date, in whole or in part, in Common Stock but such portion of the Purchase Price shall ultimately be payable to such Holder in cash because any of the conditions to the payment of the Purchase Price in Common Stock are not satisfied prior to or on the Purchase Date, as set forth in this Section 3.08, whether such Holder elects (x) to withdraw such Purchase Notice as to some or all of the Securities to which such Purchase Notice relates (stating the principal amount and certificate numbers of the Securities as to which such withdrawal shall relate), or (y) to receive cash in respect of the entire Purchase Price for all Securities (or portions thereof) to which such Purchase Notice relates; and

                        (ii) delivery or book-entry transfer of such Security to
                  the Paying Agent prior to, on or after the Purchase Date (together with all necessary endorsements) at the offices of the Paying Agent, such delivery being a condition to receipt by the Holder of the Purchase Price therefor, together with accrued but unpaid interest (including contingent interest, if any), and Liquidated Damages, if any; provided, however, that such Purchase Price, together with accrued but unpaid interest (including contingent interest, if any), and Liquidated Damages, if any, shall be so paid pursuant to this Section
                  3.08 only if the Security so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Purchase Notice, as determined by the Company in its sole discretion.

                  If a Holder, in such Holder's Purchase Notice or Change in Control Purchase Notice (and in any written notice of withdrawal of a portion of a Holder's Securities previously submitted for purchase pursuant to a Purchase Notice or Change in Control Purchase Notice, the portion that remains subject to the Purchase Notice or Change in Control Purchase Notice), fails to indicate such Holder's choice with respect to the election regarding a conditional withdrawal pursuant to the terms of Section 3.08(a)(i)(D) or the penultimate paragraph of the Change in Control Purchase Notice, such Holder shall be deemed to have elected to receive cash in respect of all Securities subject to such Purchase Notice or Change in Control Purchase Notice in the circumstances set forth in such Section 3.08(a)(i)(D) and penultimate paragraph.

                  The Company shall purchase from the Holder thereof, pursuant to this Section 3.08, a portion of a Security if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security.

                  Any purchase by the Company contemplated pursuant to the provisions of this Section 3.08 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Purchase Date and the time of delivery or book-entry transfer of the Security.

                  Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Purchase Notice contemplated by this Section 3.08(a) shall have the right to withdraw such Purchase Notice at any time prior to the close of business on the Business Day prior to the Purchase Date by delivery of a written notice of withdrawal to the Paying Agent at the principal office of the Paying Agent in accordance with Section 3.10.

                  The Paying Agent shall promptly notify the Company of the receipt by it of any Purchase Notice or written notice of withdrawal thereof.

                  (b) Company's Right to Elect Manner of Payment of Purchase Price.

                  (1) The Company may elect with respect to any Purchase Date or Change in Control Purchase Date to pay the Purchase Price or Change in Control Purchase Price in respect of the Securities to be purchased pursuant to Section
3.08 or Section 3.09 as of such Purchase Date or Change in Control Purchase Date, in cash or Common Stock, or in any combination of cash and Common Stock, subject to the conditions set forth in Sections 3.08(b)(2) and (3). The Company shall designate, in the Company Notice delivered pursuant to Section 3.08(c), whether the Company shall purchase the Securities for cash or Common Stock, or, if a combination thereof, the percentages of the Purchase Price or Change in Control Purchase Price of Securities in respect of which it shall pay in cash and/or Common Stock; provided that the Company shall pay cash for fractional interests in Common Stock. For purposes of determining the existence of potential fractional interests, all Securities subject to purchase by the Company held by a Holder shall be considered together (no matter how many separate certificates are to be presented). Each Holder whose Securities are purchased pursuant to this Section 3.08 shall receive the same percentage of cash and/or Common Stock in payment of the Purchase Price or Change in Control Purchase Price for such Securities, except (a) as provided in Section 3.08(b)(3) with regard to the payment of cash in lieu of fractional interests in Common Stock and (b) in the event that the Company is unable to purchase the Securities of a Holder or Holders for Common Stock because any necessary qualifications or registrations of the Common Stock under applicable federal or state securities laws cannot be obtained, the Company may purchase the Securities of such Holder or Holders for cash. Once the Company has given its Company Notice to Holders, the Company may not change its election with respect to the consideration (or components or percentages of components thereof) to be paid except pursuant to this Section 3.08(b)(1) or 3.08(b)(3).

                  At least five Business Days before the Company Notice Date, the Company shall deliver an Officers' Certificate to the Trustee specifying:

                  (a)      the manner of payment selected by the Company;

                  (b)      the information required by Section 3.08(c);

                  (c) if the Company elects to pay the Purchase Price or Change in Control Purchase Price, or a specified percentage thereof, in Common Stock, that the conditions to such manner of payment set forth in
                           Section 3.08(b)(3) have been or shall be complied with; and

                  (d) whether the Company desires the Trustee to give the Company Notice required by Section 3.08(c).

                  (2) Purchase with cash. At the option of the Company, the Purchase Price or Change in Control Purchase Price of Securities in respect of which a Purchase Notice or Change in Control Purchase Notice pursuant to Section
3.08 or Section 3.09 has been given, or a specified percentage thereof, may be paid by the Company with cash equal to the aggregate Purchase Price or Change in Control Purchase Price, or such specified percentage thereof, as the case may be, of such Securities.

                  (3) Payment by Issuance of Common Stock. At the option of the Company, the Purchase Price of Securities in respect of which a Purchase Notice or Change in Control Purchase Notice has been given, or a specified percentage thereof, may be paid by the Company by the issuance of a number of shares of Common Stock equal to the quotient obtained by dividing (a) the amount of cash to which the Holders would have been entitled had the Company elected to pay all or such specified percentage, as the case may be, of the Purchase Price or Change in Control Purchase Price of such Securities in cash by (b) 0.975 multiplied by the Market Price of a share of Common Stock, subject to the next succeeding paragraph.

                  The Company shall not issue a fractional share of Common Stock in payment of the Purchase Price or Change in Control Purchase Price. Instead the Company shall pay cash for the current market value of the fractional share. The current market value of a fraction of a share shall be determined by multiplying the Market Price by such fraction and rounding the product to the nearest whole cent. It is understood that if a Holder elects to have more than one Security purchased, the number of shares of Common Stock shall be based on the aggregate amount of Securities to be purchased.

                  The Company's right to exercise its election to purchase the Securities pursuant to Section 3.08 or Section 3.09 through the issuance of shares of Common Stock shall be conditioned upon:

                  (a) the Company having given timely written notice in accordance with Section 3.08(c) of its election to purchase all or a specified percentage of the Securities with Common Stock as provided herein;

                  (b)(i)(A)the registration of the shares of Common Stock to be issued in respect of the payment of the specified percentage of the Purchase Price or Change in Control Purchase Price under the Securities Act or (B) the issuance of the shares of Common Stock in an action which is exempt from the registration requirements of the Securities Act and which will not result in such shares of Common Stock being deemed "restricted securities" under the Securities Act or otherwise and
                           (ii) the registration of the Common Stock under the Exchange Act;

                  (c) any necessary qualification or registration under applicable state securities laws or the availability of an exemption from such qualification and registration;

                  (d) the Common Stock (including the shares being issued in respect of the payment of the specified percentage of the Purchase Price or Change in Control Purchase Price) being listed as national securities exchange or traded on the Nasdaq National Market on the Purchase Date or the Change in Control Purchase Date; and

                  (e) the receipt by the Trustee of an Officers' Certificate and an Opinion of Counsel each stating that (i) the terms of the issuance of the Common Stock are in conformity with this Indenture and (ii) the shares of Common Stock to be issued by the Company in payment of the specified percentage of the Purchase Price or Change in Control Purchase Price in respect of Securities have been duly authorized and, when issued and delivered pursuant to the terms of this Indenture in payment of the specified percentage of the Purchase Price or Change in Control Purchase Price in respect of Securities, shall be validly issued, fully paid and nonassessable, and, to the best of such counsel's knowledge, free from preemptive rights, and in the case of such Officers' Certificate, stating that conditions (a), (b), (c) and (d) above have been satisfied and, in the case of such Opinion of Counsel, stating that conditions (b) and (c) above have been satisfied.

                  Such Officers' Certificate shall also set forth the number of shares of Common Stock to be issued for each $1,000 principal amount of Securities and the Sale Price of a share of Common Stock on each Trading Day during the period during which the Market Price is calculated. The Company may elect to pay the Purchase Price or Change in Control Purchase Price (or any portion thereof) in Common Stock only if the information necessary to calculate the Market Price is reported in a daily newspaper of national circulation. If any of the conditions set forth in this Section 3.08(b)(3) are not satisfied with respect to a Holder or Holders on or prior to the Purchase Date or Change in Control Purchase Date and the Company elected to purchase the Securities to be purchased as of such Purchase Date or Change in Control Purchase Date pursuant to this Section 3.08 or Section 3.09 through the issuance of shares of Common Stock, the Company shall pay the entire Purchase Price or Change in Control Purchase Price in respect of such Securities of such Holder or Holders in cash.

                  Upon determination of the actual number of shares of Common Stock which the Holder of each $1,000 principal amount of the Securities shall receive, the Company shall publish such determination in a daily newspaper of national circulation and on the Company's then existing website.

                  (c) Company Notice. In connection with any purchase of Securities pursuant to Section 3.08 or 3.09, the Company shall give written notice of the Purchase Date or Change in Control Purchase Date, as applicable, to the Holders (the "Company Notice"). The Company Notice shall be sent by first-class mail to the Trustee and to each Holder not less than 30 Business Days prior to any Purchase Date (the "Company Notice Date") or not less than 30 days after the occurrence of a Change in Control, as the case may be. Each Company Notice shall include a form of Purchase Notice to be completed by a Holder and shall state:

                  In the event the Company has elected to pay a Purchase Price or Change in Control Purchase Price (or a specified percentage thereof) with Common Stock, the Company Notice shall:

                  (i) state that each Holder shall receive Common Stock in respect of the specified percentage of the Purchase Price or Change in Control Purchase Price of the Securities held by such Holder (except any cash amount to be paid in lieu of fractional share);

                  (ii) state that the total number of shares of Common Stock to be issued to Holders will be equal to the quotient obtained by dividing (i) the amount of cash to which the Holders would have been entitled had the Company elected to pay all or such specified percentage, as the case may be, of the Purchase Price or Change in Control Purchase Price of such Securities in cash by
(ii) 0.975 multiplied the Market Price of a share of Common Stock;

                  (iii) set forth the method of calculating the Market Price of the Common Stock; and

                  (iv) state that because the Market Price of Common Stock will be determined prior to the Purchase Date or Change in Control Purchase Date, Holders will bear the market risk with respect to the value of the Common Stock to be received from the date such Market Price is determined to the Purchase Date.

                  In any case, each Company Notice shall state:

                  (i) the Purchase Price, Change in Control Purchase Price, Conversion Price and, to the extent known at the time of such notice, the amount of contingent interest, if any, that will be payable with respect to the Securities on the Purchase Date;

                  (ii) the name and address of the Paying Agent and the Conversion Agent;

                  (iii) that Securities as to which a Purchase Notice or Change in Control Purchase Notice has been given may be converted only if the applicable Purchase Notice or Change in Control Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

                  (iv) that Securities must be surrendered to the Paying Agent to collect payment of the Purchase Price or Change in Control Purchase Price and accrued but unpaid interest and contingent interest and Liquidated Damages, if any;

                  (v) that the Purchase Price or Change in Control Purchase Price for any Securities as to which a Purchase Notice or Change in Control Purchase Notice has been given and not withdrawn, together with any accrued contingent interest payable with respect thereto, shall be paid promptly following the later of the Purchase Date or Change in Control Purchase Date and the time of surrender of such Securities as described in (iv);

                  (vi) the procedures the Holder must follow under Section 3.08 or Section 3.09, as the case may be;

                  (vii) briefly, the conversion rights of the Securities;

                  (viii) that, unless the Company defaults in making payment of such Purchase Price or Change in Control Purchase Price, interest (including contingent interest, if any) and Liquidated Damages, if any, on Securities covered by any Purchase Notice or Change in Control Purchase Notice will cease to accrue on and after the Purchase Date or Change in Control Purchase Date;

                  (ix) the CUSIP or ISIN number of the Securities; and

                  (x) the procedures for withdrawing a Purchase Notice or Change in Control Purchase Notice (including, without limitation, for a conditional withdrawal pursuant to the terms of Section 3.08(a)(i)(D) or the penultimate paragraph of the Change in Control Purchase Notice).

                  At the Company's request and at the Company's expense, the Trustee shall give the Company Notice in the Company's name; provided, however, that, in all cases, the text of the Company Notice shall be prepared by the Company.

                  (d) Covenants of the Company. All shares of Common Stock delivered upon conversion or purchase of the Securities shall be newly issued shares or treasury shares, shall be fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim. The Company shall cause to have listed or quoted all such shares of Common Stock on each United States national securities exchange or over-the-counter or other domestic market on which the Common Stock is then listed or quoted.

                  Section 3.09. Purchase of Securities at Option of the Holder upon Change in Control.

                  (a) If at any time, prior to March 1, 2010, that Securities remain outstanding there shall have occurred a Change in Control, Securities shall be repurchased by the Company, at the option of the Holder thereof, at a purchase price (the "Change in Control Purchase Price") equal to the principal amount plus accrued but unpaid interest (including contingent interest, if any), and Liquidated Damages, if any, thereon, up to but not including the date (the "Change in Control Purchase Date") fixed by the Company that is not less than 30 days nor more than 45 days after the date the Company Notice is given, subject to satisfaction by or on behalf of the Holder of the requirements set forth in
Section 3.09(c).

                  (b) The Company, or at its request (which must be received by the Trustee at least three Business Days (or such lesser period as agreed to by the Trustee) prior to the date the Trustee is requested to give such notice as described below) the Trustee in the name of and at the expense of the Company, shall mail to all Holders of record of the Securities a notice (a "Company Change in Control Notice") of the occurrence of a Change in Control and of the repurchase right arising as a result thereof, including the information required by Section 3.08(c) hereof, not less than 30 days after the occurrence of such Change in Control. The Company shall promptly furnish to the Trustee a copy of such notice.

                  (c) For a Security to be so repurchased at the option of the Holder, the Paying Agent must receive such Security with the form entitled "Option to Elect Repurchase Upon a Change in Control" (a "Change in Control Purchase Notice") on the reverse thereof duly completed, together with such Security duly endorsed for transfer, on or before the Change in Control Purchase Date. All questions as to the validity, eligibility (including time of receipt) and acceptance of any Security for redemption shall be determined by the Company, whose determination shall be final and binding.

                  The Company shall purchase from the Holder thereof, pursuant to this Section 3.09, a portion of a Security if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security.

                  Any purchase by the Company contemplated pursuant to the provisions of this Section 3.09 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Change in Control Purchase Date and the time of delivery of the Security to the Paying Agent in accordance with this Section 3.09.

                  Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Change in Control Purchase Notice contemplated by this Section 3.09(c) shall have the right to withdraw such Change in Control Purchase Notice at any time prior to the close of business on the Business Day preceding the Change in Control Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.10.

                  The Paying Agent shall promptly notify the Company of the receipt by it of any Change in Control Purchase Notice or written withdrawal thereof.

                  Notwithstanding anything herein to the contrary, the Company's obligations pursuant to this Section 3.09 shall be satisfied if a third party makes an offer to repurchase outstanding Securities after a Change in Control in the manner and at the times and otherwise in compliance in all material respects with the requirements of this Section 3.09 and purchases all Securities properly tendered and not withdrawn pursuant to the requirements of this Section 3.09.

                  Section 3.10. Effect of Purchase Notice or Change in Control Purchase Notice. Upon receipt by the Paying Agent of the Purchase Notice or Change in Control Purchase Notice specified in Section 3.08 or Section 3.09(c), as applicable, the Holder of the Security in respect of which such Purchase Notice or Change in Control Purchase Notice, as the case may be, was given shall (unless such Purchase Notice or Change in Control Purchase Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Purchase Price or Change in Control Purchase Price, together with accrued but unpaid interest (including contingent interest, if any) and Liquidated Damages, if any, thereon, to but not including the Purchase Date or Change in Control Purchase Date, as the case may be, with respect to such Security. Such Purchase Price or Change in Control Purchase Price, together with accrued but unpaid interest (including contingent interest, if any) and Liquidated Damages, if any, thereon, to but not including the Purchase Date or Change in Control Purchase Date, as the case may be, shall be paid to such Holder, subject to receipt of funds and/or securities by the Paying Agent, promptly following the later of (x) the Purchase Date or the Change in Control Purchase Date, as the case may be, with respect to such Security (provided that the conditions in Section 3.08 or Section 3.09, as applicable, have been satisfied) and (y) the time of delivery or book-entry transfer of such Security to the Paying Agent by the Holder thereof in the manner required by Section 3.08 or Section 3.09(c), as applicable. Securities in respect of which a Purchase Notice or Change in Control Purchase Notice, as the case may be, has been given by the Holder thereof may not be converted pursuant to Article 10 hereof on or after the date of the delivery of such Purchase Notice or Change in Control Purchase Notice, as the case may be, unless such Purchase Notice or Change in Control Purchase Notice, as the case may be, has first been validly withdrawn as specified in the following two paragraphs.

                  A Purchase Notice or Change in Control Purchase Notice, as the case may be, may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Purchase Notice or Change in Control Purchase Notice, as the case may be, at any time prior to the close of business on the Business Day prior to the Purchase Date or prior to the close of business on the Change in Control Purchase Date, as the case may be, specifying:

                        (i) the certificate number, if any, of the Security in
                  respect of which such notice of withdrawal is being submitted;

                        (ii) the principal amount of the Security with respect
                  to which such notice of withdrawal is being submitted; and

                        (iii) the principal amount, if any, of such Security
                  which remains subject to the original Purchase Notice or Change in Control Purchase Notice, as the case may be, and which has been or will be delivered for purchase by the Company.

                  There shall be no purchase of any Securities pursuant to
Section 3.08 or Section 3.09 (other than through the issuance of Common Stock in payment of the Purchase Price or Change in Control Purchase Price, including cash in lieu of any fractional shares) or redemption pursuant to Section 3.01 if there has occurred prior to, on or after, as the case may be, the giving, by the Holders of such Securities, of the required Purchase Notice (or Change in Control Purchase Notice, as the case may be) and is continuing an Event of Default (other than a default in the payment of the Purchase Price or Change in Control Purchase Price, as the case may be). The Paying Agent will promptly return to the respective Holders thereof any Securities (x) with respect to which a Purchase Notice or Change in Control Purchase Notice, as the case may be, has been withdrawn in compliance with this Indenture, or (y) held by it during the continuance of an Event of Default (other than a default in the payment of the Purchase Price or Change in Control Purchase Price, as the case may be) in which case, upon such return, the Purchase Notice or Change in Control Purchase Notice with respect thereto shall be deemed to have been withdrawn.

                  Section 3.11. Deposit of Purchase Price or Change in Control Purchase Price. Prior to 11:00 a.m. (New York City time) on the Business Day following the Purchase Date or the Change in Control Purchase Date, as the case may be, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.04) an amount of money and/or Common Stock, if permitted hereunder, sufficient to pay the aggregate Purchase Price or Change in Control Purchase Price, as the case may be, together with accrued but unpaid interest (including contingent interest, if any) and Liquidated Damages, if any, thereon, to but not including the Purchase Date or Change in Control Purchase Price, as the case may be, of all the Securities or portions thereof which are to be purchased as of the Purchase Date or Change in Control Purchase Date, as the case may be.

                  Section 3.12. Securities Purchased in Part. Any Certificated Security that is to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered which is not purchased.

                  Section 3.13. Covenant to Comply with Securities Laws upon Purchase of Securities. When complying with the provisions of Sections 3.08 or
3.09 hereof (provided that such offer or purchase constitutes an "issuer tender offer" for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), the Company shall (i) comply in all material respects with Rule 13e-4 and Rule 14e-1 under the Exchange Act, (ii) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, and (iii) otherwise comply in all material respects with all Federal and state securities laws so as to permit the rights and obligations under Sections 3.08 or 3.09 to be exercised in the time and in the manner specified in Sections 3.08 or 3.09.

                  Section 3.14. Repayment to the Company. The Trustee and the Paying Agent shall return to the Company any cash or shares of Common Stock that remain unclaimed as provided in paragraph 11 of the Securities, together with interest or dividends, if any, thereon (subject to the provisions of Section 7.01(f)), held by them for the payment of the Purchase Price or Change in Control Purchase Price, as the case may be, and accrued but unpaid interest (including contingent interest, if any) and Liquidated Damages, if any; provided, however, that to the extent that the aggregate amount of cash or shares of Common Stock deposited by the Company pursuant to Section 3.11 exceeds the aggregate Purchase Price or Change in Control Purchase Price, as the case may be, of the Securities or portions thereof which the Company is obligated to purchase as of the Purchase Date or Change in Control Purchase Date, as the case may be, and accrued but unpaid interest thereon (including contingent interest, if any) and Liquidated Damages, if any, then, unless otherwise agreed in writing with the Company, promptly after the Business Day following the Purchase Date or Change in Control Purchase Date, as the case may be, the Trustee shall return any such excess to the Company together with interest or dividends, if any, thereon (subject to the provisions of Section 7.01(f)).

                                    ARTICLE 4

                                    COVENANTS

            Section 4.01. Payment of Securities. The Company shall promptly make all payments in respect of the Securities on the dates and in the manner provided in the Securities or pursuant to this Indenture. Any amounts to be given to the Trustee or Paying Agent, as the case may be, shall be deposited with the Trustee or Paying Agent, as the case may be, by 11:00 a.m. (New York City time) by the Company. Interest installments, Liquidated Damages, principal amount, Redemption Price, Purchase Price, Change in Control Purchase Price and interest, if any, due on overdue amounts shall be considered paid on the applicable date due if at 11:00 a.m. (New York City time) on such date (or, in the case of a Purchase Price or Change in Control Purchase Price, on the Business Day following the applicable Purchase Date or Change in Control Purchase Date, as the case may be) the Trustee or the Paying Agent, as the case may be, holds, in accordance with this Indenture, money sufficient to pay all such amounts then due.

            The Company shall, to the extent permitted by law, pay interest on overdue amounts at the rate per annum set forth in paragraph 1 of the Securities, compounded semiannually, which interest shall accrue from the date such overdue amount was originally due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable on demand. The accrual of such interest on overdue amounts shall be in addition to the continued accrual of interest on the Securities.

            Section 4.02. SEC and Other Reports. The Company shall file with the Trustee, within 15 days after it files such annual and quarterly reports, information, documents and other reports with the SEC, copies of its annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to
Section 13 or 15(d) of the Exchange Act. In the event the Company is at any time no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, it shall continue to provide the Trustee with reports containing substantially the same information as would have been required to be filed with the SEC had the Company continued to have been subject to such reporting requirements. In such event, such reports shall be provided to the Trustee at the times the Company would have been required to provide reports had it continued to have been subject to such reporting requirements. In addition, the Company shall comply with the other provisions of TIA Section 314(a).

            Section 4.03. Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year ending on November 30, 2002) an Officers' Certificate, stating whether or not to the best knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and if the Company shall be in default, specifying all such Defaults and the nature and status thereof of which they may have knowledge.

            Section 4.04. Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

            Section 4.05. Maintenance of Office or Agency. The Company will maintain in the Borough of Manhattan, The City of New York, an office or agency of the Trustee, Registrar, Paying Agent and Conversion Agent where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer, exchange, purchase, redemption or conversion and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Corporate Trust Office of the Trustee shall initially be such office or agency for all of the aforesaid purposes. The Company shall give prompt written notice to the Trustee of the location, and of any change in the location, of any such office or agency (other than a change in the location of the office of the Trustee). If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section
12.02. The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York, for such purposes.

            Section 4.06. Delivery of Certain Information. At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, upon the request of a Holder or any Beneficial Owner of Securities or holder or Beneficial Owner of Common Stock delivered upon conversion thereof, the Company will promptly furnish or cause to be furnished Rule 144A Information (as defined below) to such Holder or any Beneficial Owner of Securities or holder or Beneficial Owner of Common Stock, or to a prospective purchaser of any such security designated by any such holder, as the case may be, to the extent required to permit compliance by such Holder or holder with Rule 144A under the Securities Act in connection with the resale of any such security. "Rule 144A Information" shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act or any successor provisions. Whether a person is a Beneficial Owner shall be determined by the Company to the Company's reasonable satisfaction.

            Section 4.07. Tax Treatment of Securities. The Company and the Holders, by purchasing the Securities, agree that (i) the Securities are contingent payment debt instruments as described in Treasury Regulations Section 1.1275-4, (ii) each Holder shall be bound by the Company's application of the Treasury Regulations to the Securities, including the Company's determination that the rate at which interest will be deemed to accrue on the Securities for United States federal income tax purposes will be 9.5% compounded semi-annually, which is the rate comparable to the rate at which the Company would borrow on a noncontingent, nonconvertible borrowing with terms and conditions otherwise comparable to the Securities, (iii) each Holder shall use the projected payment schedule with respect to the Securities provided by the Company to the Holder, as provided in Treasury Regulations Section 1.1275-4(b)(4), to determine its interest accruals and adjustments as provided in Treasury Regulations Section 1.1275-4(b)(4)(iv), and (iv) the Company and each Holder will not take any position on a tax return inconsistent with (i), (ii), or (iii), unless required by applicable law.

            Section 4.08. Liquidated Damages. If at any time Liquidated Damages become payable by the Company pursuant to the Registration Rights Agreement, the Company shall promptly deliver to the Trustee a certificate to that effect and stating (i) the amount of such Liquidated Damages that are payable and (ii) the date on which such damages are payable pursuant to the terms of the Registration Rights Agreement. Unless and until a Responsible Officer of the Trustee receives such a certificate, the Trustee may assume without inquiry that no Liquidated Damages are payable. If the Company has paid Liquidated Damages directly to the persons entitled to them, the Company shall deliver to the Trustee a certificate setting forth the particulars of such payment.

            Section 4.09. Prohibition on Incurrence of Senior Subordinated Debt. The Company shall not incur or suffer to exist Indebtedness that by its terms (or by the terms of any agreement governing such Indebtedness) is senior in right of payment to the Securities and expressly subordinate in right of payment to any other Indebtedness of Company.

                                    ARTICLE 5

                              SUCCESSOR CORPORATION

            Section 5.01. When the Company May Merge or Transfer Assets. The Company shall not consolidate with or merge with or into any other person or convey, transfer or lease its properties and assets substantially as an entirety to any person, unless:

                  (i) (1) the Company shall be the continuing corporation or (2)
            the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance, transfer or lease the properties and assets of the Company substantially as an entirety (a) shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia, and (b) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the obligations of the Company under the Securities and this Indenture;

                  (ii) immediately after giving effect to such transaction, no Default shall have occurred and be continuing; and

                  (iii) the Company shall have delivered to the Trustee an
            Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article 5 and that all conditions precedent herein provided for relating to such transaction have been satisfied.

            For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise) of the properties and assets of one or more Subsidiaries (other than to the Company or another Subsidiary), which, if such assets were owned by the Company would constitute all or substantially all of the properties and assets of the Company shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company. The successor person formed by such consolidation or into which the Company is merged or the successor person to which such conveyance, transfer or lease is made shall succeed to, and (except in the case of a lease) be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor had been named as the Company herein; and thereafter, except in the case of a lease and except for obligations the Company may have under a supplemental indenture pursuant to Section 9.06, the Company shall be discharged from all obligations and covenants under this Indenture and the Securities. Subject to Section 9.06, the Company, the Trustee and the successor person shall enter into a supplemental indenture to evidence the succession and substitution of such successor person and such discharge and release of the Company, as applicable.

                                    ARTICLE 6

                              DEFAULTS AND REMEDIES

            Section 6.01. Events of Default. Subject to the provisions set forth below in this Section 6.01, an "Event of Default" occurs if:

            (a) the failure to pay interest (including contingent interest and Liquidated Damages, if any) on any Securities when the same becomes due and payable and the default continues for a period of 30 days, whether or not such failure shall be due to compliance with Article 11 of this Indenture or agreements with respect to any other Indebtedness or any other reason;

            (b) the failure to pay the principal of any Securities, when such principal becomes due and payable, at maturity, upon acceleration, upon redemption or otherwise (including the failure to make an offer to repurchase the Securities upon a Change in Control or make a payment to purchase Securities tendered pursuant to a Purchase Notice or Change in Control Purchase Notice), whether or not such failure shall be due to compliance with Article 11 of this Indenture or agreements with respect to any other Indebtedness or any other reason;

            (c) a default in the observance or performance of any other covenant or agreement contained in this Indenture which default continues for a period of 30 days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Securities (except in the case of a default with respect to Section 5.01, which will constitute an Event of Default with such notice requirement but without such passage of time requirement);

            (d) the failure to pay at final maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Recourse Indebtedness of the Company or any Subsidiary of Company, or the acceleration of the final stated maturity of any such Recourse Indebtedness if the aggregate principal amount of such Recourse Indebtedness, together with the principal amount of any other such Recourse Indebtedness in default for failure to pay principal at final maturity or which has been accelerated, aggregates $5.0 million or more at any time;

            (e) one or more judgments in an aggregate amount in excess of $5.0 million shall have been rendered against the Company or any of its Subsidiaries and remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and nonappealable;

            (f) The Company or any of its Subsidiaries pursuant to or under or within the meaning of any Bankruptcy Law:

                  (i) commences a voluntary case or proceeding;

                  (ii) consents to the entry of an order for relief against it in an involuntary case or proceeding;

                  (iii) consents to the appointment of a custodian of it or for all or substantially all of its property;

                  (iv) makes a general assignment for the benefit of its
            creditors; or

                  (v) shall generally not pay its debts when such debts become due or shall admit in writing its inability to pay its debts generally; or

            (g) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                  (i) is for relief against the Company or any Subsidiary of the
            Company in an involuntary case or proceeding;

                  (ii) appoints a custodian of the Company or any Subsidiary of the Company for all or substantially all of its properties; or

                  (iii) orders the liquidation of the Company or any Subsidiary of Company;

and in each case the order or decree remains unstayed and in effect for 60 consecutive days.

            The Events of Default described in clauses (d), (e), (f) and (g) above with respect to a Subsidiary shall not apply if such Person was not a Subsidiary at the time such event or condition occurred unless, in the case of clause (d) or (e) above, the Company or another Subsidiary thereof assumes or otherwise becomes liable for the liability referred to therein or the liabilities generally of such Person.

            Section 6.02.     Acceleration.

            (a) If an Event of Default (other than an Event of Default specified in clause (f) or (g) of Section 6.01) shall occur and be continuing, the Trustee or the Holders of at least 25% in principal amount of outstanding Securities may declare the principal of and accrued interest (including contingent interest, if any) and Liquidated Damages, if any, on all the Securities to be due and payable by notice in writing to the Company and, if such notice is given by Holders, the Trustee specifying the respective Event of Default and that it is a "notice of acceleration" (the "Acceleration Notice"), and the same (i) shall become immediately due and payable or (ii) if there are any amounts outstanding under the Credit Agreement, shall become immediately due and payable upon the first to occur of an acceleration under the Credit Agreement or five Business Days after receipt by the Company and the Representative under the Credit Agreement of such Acceleration Notice but only if such Event of Default is then continuing. If an Event of Default specified in clause (f) or (g) of
Section 6.01 occurs and is continuing with respect to Company, then all unpaid Obligations on all of the outstanding Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

            (b) At any time after a declaration of acceleration with respect to the Securities as described the preceding paragraph, the Holders of a majority in aggregate principal amount of the Securities may rescind and cancel such declaration and its consequences (i) if the rescission would not conflict with any judgment or decree, (ii) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of such acceleration, (iii) if interest on overdue installments of interest (to the extent the payment of such interest is lawful) and on overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid, (iv) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances and (v) in the event of the cure or waiver of an Event of Default of the type described in clause (d) of Section 6.01, the Trustee shall have received an Officers' Certificate and an Opinion of Counsel that such Event of Default has been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

            Section 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of the principal amount of all the Securities plus accrued but unpaid interest (including contingent interest, if any) and Liquidated Damages, if any, thereon or to enforce the performance of any provision of the Securities or this Indenture.

            The Trustee may maintain a proceeding even if the Trustee does not possess any of the Securities or does not produce any of the Securities in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of, or acquiescence in, the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

            Section 6.04. Waiver of Past Defaults. The Holders of a majority in aggregate principal amount of the Securities at the time outstanding, by notice in writing to the Trustee (and without notice to any other Securityholder), may waive an existing Default and its consequences, except (i) an Event of Default described in Section 6.01(a) or 6.01(b), (ii) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Holder affected or (iii) a Default which constitutes a failure to convert any Security in accordance with the terms of Article 10. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right. This

Section 6.04 shall be in lieu of Section 316(a)(1)(B) of the TIA and such
Section 316(a)(1)(B) is hereby expressly excluded from this Indenture, as permitted by the TIA.

            Section 6.05. Control by Majority. The Holders of a majority in aggregate principal amount of the Securities at the time outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines in good faith is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability unless the Trustee is offered indemnity satisfactory to it. This Section 6.05 shall be in lieu of Section 316(a)(1)(A) of the TIA and such
Section 316(a)(1)(A) is hereby expressly excluded from this Indenture, as permitted by the TIA.

            Section 6.06. Limitation on Suits. A Holder may not pursue any remedy with respect to this Indenture or the Securities unless:

            (a) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

            (b) the Holders of at least 25% in aggregate principal amount of the Securities at the time outstanding make a written request to the Trustee to pursue the remedy;

            (c) such Holder or Holders offer to the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense;

            (d) the Trustee does not comply with the request within 60 days after receipt of such notice, request and offer of security or indemnity; and

            (e) the Holders of a majority in aggregate principal amount of the Securities at the time outstanding do not give the Trustee a direction inconsistent with the request during such 60-day period.

            A Securityholder may not use this Indenture to prejudice the rights of any other Securityholder or to obtain a preference or priority over any other Securityholder.

            Section 6.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of interest installments (including contingent interest, if any), Liquidated Damages, if any, the principal amount, Redemption Price, Purchase Price, Change in Control Purchase Price or interest, if any, due on overdue amounts in respect of the Securities held by such Holder, on or after the respective due dates expressed in the Securities, and to convert the Securities in accordance with Article 10, or to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, shall not be impaired or affected adversely without the consent of such Holder.

            Section 6.08. Collection Suit by Trustee. If an Event of Default described in Section 6.01(a) or 6.01(b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount owing with respect to the Securities and the amounts provided for in Section 7.07.

            Section 6.09. Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether any amounts in respect of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of any such amount) shall be entitled and empowered, by intervention in such proceeding or otherwise,

            (a) to file and prove a claim for any accrued but unpaid amounts due in respect of the Securities, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel or any other amounts due the Trustee under Section 7.07) and of the Holders allowed in such judicial proceeding, and

            (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07.

            Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

            Section 6.10. Priorities. If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

            FIRST: to the Trustee for amounts due under Section 7.07;

            SECOND: to Holders for amounts due and unpaid on the Securities for any accrued but unpaid interest amounts due in respect of the Securities, ratably, without preference or priority of any kind, according to such amounts due and payable on the Securities ; and

            THIRD: the balance, if any, to the Company.

            The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10. At least 15 days before such record date, the Trustee shall mail to each Securityholder and the Company a notice that states the record date, the payment date and the amount to be paid.

            Section 6.11. Suits. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant (other than the Trustee) in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section
6.07 or a suit by Holders of more than 10% in aggregate principal amount of the Securities at the time outstanding. This Section 6.11 shall be in lieu of
Section 315(e) of the TIA and such Section 315(e) is hereby expressly excluded from this Indenture, as permitted by the TIA.

            Section 6.12. Waiver of Stay, Extension or Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Company from paying all or any portion of any amounts due in respect of the Securities, as contemplated herein, or which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                    ARTICLE 7

                                     TRUSTEE

            Section 7.01.     Duties of Trustee.

            (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

            (b) Except during the continuance of an Event of Default:

                  (i) the Trustee need perform only those duties that are specifically set forth in this Indenture and no others; and

                  (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture, but in case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture, but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein.

            This Section 7.01(b) shall be in lieu of Section 315(a) of the TIA and such Section 315(a) is hereby expressly excluded from this Indenture, as permitted by the TIA.

            (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                  (i) this paragraph (c) does not limit the effect of paragraph (b) of this Section 7.01;

                  (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (iii) the Trustee shall not be liable with respect to any
            action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

Section 7.01(c)(i), (ii) and (iii) shall be in lieu of Sections 315(d)(1), 315(d)(2) and 315(d)(3) of the TIA and such Sections 315(d)(1), 315(d)(2) and 315(d)(3) are hereby expressly excluded from this Indenture, as permitted by the TIA.

            (d) Every provision of this Indenture that in any way relates to the Trustee is subject to Section 7.01(a), (b), (c), (e) and (f).

            (e) The Trustee may refuse to perform any duty or exercise any right or power or expend or risk its own funds or otherwise incur any financial liability unless it receives indemnity satisfactory to it against any loss, liability or expense.

            (f) Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee (acting in any capacity hereunder) shall be under no liability for interest on any money received by it hereunder unless otherwise agreed in writing with the Company.

            Section 7.02. Rights of Trustee. Subject to its duties and responsibilities under the TIA,

            (a) the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

            (b) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may obtain and, in the absence of bad faith or negligence on its part, conclusively rely upon an Officers' Certificate and/or an Opinion of Counsel;

            (c) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, custodians or nominees and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent, attorney, custodian or nominee appointed with due care by it hereunder;

            (d) the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith which it reasonably believes to be authorized or within its rights or powers conferred under this Indenture;

            (e) the Trustee may consult with counsel selected by it and any advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion of such counsel;

            (f) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby;

            (g) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Order and any resolution of the Board of Directors be sufficiently evidenced by a Board Resolution;

            (h) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, during normal business hours, to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

            (i) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture;

            (j) the rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder;

            (k) the Trustee may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded; and

            (l) Neither the Trustee nor any of its officers, directors, employees or agents shall be liable for any action taken or omitted under this Indenture or in connection therewith except to the extent caused by the Trustee's gross negligence, bad faith or willful misconduct, as determined by the final judgment of a court of competent jurisdiction, no longer subject to appeal or review. Anything in this Indenture to the contrary notwithstanding, in no event shall the Trustee be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but no limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

            Section 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, Conversion Agent or co-registrar may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

            Section 7.04. Trustee's Disclaimer. The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, shall not be accountable for the Company's use or application of the proceeds from the Securities, and shall not be responsible for any statement in any registration statement for the Securities under the Securities Act or in any offering document for the Securities, the Indenture or the Securities (other than its certificate of authentication), or the determination as to which beneficial owners are entitled to receive any notices hereunder.

            Section 7.05. Notice of Defaults. If a Default occurs and if it is known to the Trustee, the Trustee shall give to each Securityholder notice of all current Defaults known to it within 90 days after any such Default occurs or, if later, within 15 days after it is known to the Trustee, unless such Default shall have been cured or waived before the giving of such notice. Notwithstanding the preceding sentence, except in the case of a Default described in Sections 6.01(a) and 6.01(b), the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Holders. The second sentence of this Section 7.05 shall be in lieu of the proviso to Section 315(b) of the TIA and such proviso is hereby expressly excluded from this Indenture, as permitted by the TIA.

            Section 7.06. Reports by Trustee to Holders. Within 60 days after each February 15 beginning with the February 15 following the date of this Indenture, the Trustee shall mail to each Securityholder a brief report dated as of such February 15 that complies with TIA Section 313(a), if required by such
Section 313(a). The Trustee also shall comply with TIA Section 313(b).

            A copy of each report at the time of its mailing to Holders shall be filed with the SEC and each securities exchange, if any, on which the Securities are listed. The Company agrees to notify the Trustee promptly whenever the securities become listed on any Securities exchange and of any delisting thereof.

            Section 7.07.  Compensation and Indemnity.  The Company agrees:

            (a) to pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation as the Company and the Trustee shall from time to time agree in writing for all services rendered by it hereunder (which compensation shall not be limited (to the extent permitted by law) by any provision of law in regard to the compensation of a trustee of an express trust);

            (b) to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture or any documents executed in connection herewith (including the reasonable compensation and the expenses, advances and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence, bad faith or willful misconduct; and

            (c) to indemnify the Trustee or any predecessor Trustee and their agents, officers, directors and employees for, and to hold them harmless against, any loss, damage, claim, liability, cost or expense (including attorneys' fees and expenses and taxes (other than taxes based upon, measured by or determined by the income of the Trustee)) incurred without negligence, misconduct or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim (whether asserted by the Company or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder.

            To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay interest installments (including contingent interest, if any), Liquidated Damages, if any, the principal amount, Redemption Price, Purchase Price, Change in Control Purchase Price or interest, if any, due on overdue amounts, as the case may be, in respect of any particular Securities.

            The Company's payment obligations pursuant to this Section 7.07 shall survive the discharge of this Indenture or the earlier termination or resignation of the Trustee. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(f) or Section 6.01(g), the expenses, including the reasonable charges and expenses of its counsel, are intended to constitute expenses of administration under any bankruptcy law.

            Section 7.08. Replacement of Trustee. The Trustee may resign by so notifying the Company; provided, however, that no such resignation shall be effective until a successor Trustee has accepted its appointment pursuant to this Section 7.08. The Holders of a majority in aggregate principal amount of the Securities at the time outstanding may remove the Trustee by so notifying the Trustee and the Company. The Company shall remove the Trustee if:

            (a) the Trustee fails to comply with Section 7.10;

            (b) the Trustee is adjudged bankrupt or insolvent;

            (c) a receiver or public officer takes charge of the Trustee or its property; or

            (d) the Trustee otherwise becomes incapable of acting.

            If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint, by resolution of its Board of Directors, a successor Trustee.

            A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company satisfactory in form and substance to the retiring Trustee and the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

            If a successor Trustee does not take office within 30 days after the retiring Trustee gives its notice of resignation or is removed, the retiring Trustee, the Company or the Holders of a majority in aggregate principal amount of the Securities at the time outstanding may petition any court of competent jurisdiction at the expense of the Company for the appointment of a successor Trustee.

            If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

            Section 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets (including the administration of the trust created by this Indenture) to, another corporation, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

            Section 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA Section 310(a)(1). The Trustee (or its parent holding company) shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. Nothing herein contained shall prevent the Trustee from filing with the SEC the application referred to in the penultimate paragraph of TIA Section 310(b). The Trustee shall comply with TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

            Section 7.11. Preferential Collection of Claims Against Company. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                    ARTICLE 8

                             DISCHARGE OF INDENTURE

            Section 8.01. Discharge of Liability on Securities. When (i) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.07) for cancellation or (ii) all outstanding Securities have become due and payable and the Company deposits with the Trustee cash and/or Common Stock (to the extent permitted hereby) sufficient to pay all amounts due and owing on all outstanding Securities (other than Securities replaced pursuant to Section 2.07), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 7.07, cease to be of further effect. The Trustee shall join in the execution of a document prepared by the Company acknowledging satisfaction and discharge of this Indenture on demand at the cost and expense of the Company and accompanied by an Officers' Certificate and Opinion of Counsel.

            Section 8.02. Repayment to the Company. The Trustee and the Paying Agent shall return to the Company upon written request any money held by them for the payment of any amount and any shares of Common Stock with respect to the Securities that remain unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, as applicable, Holders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person and the Trustee and the Paying Agent shall have no further liability to the Holders with respect to such money or securities for that period commencing after the return thereof.

                                    ARTICLE 9

                                   AMENDMENTS

            Section 9.01. Without Consent of Holders. The Company and the Trustee may amend or supplement this Indenture or the Securities without notice to or consent of any Securityholder:

            (a) to comply with Article 5 or Section 10.12;

            (b) to cure any ambiguity, omission, defect or inconsistency, or to make any other change that does not adversely affect the rights of any Securityholder;

            (c) to make provisions with respect to the conversion right of the Holders pursuant to the requirements of Section 10.12 and Section 10.01;

            (d) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities; or

            (e) to comply with the provisions of the TIA, or with any requirement of the SEC arising as a result of the qualification of this Indenture under the TIA.

            Section 9.02. With Consent of Holders.

            The Company and the Trustee may amend or supplement this Indenture or the Securities without notice to any Securityholder but with the written consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. The Holders of a majority in aggregate principal amount of the Securities then outstanding may waive compliance by the Company with restrictive provisions of this Indenture other than as set forth in this
Section 9.02 below, and waive any past Default under this Indenture and its consequences, except a Default in the payment of amounts due in respect of any Security or in respect of a provision which under this Indenture cannot be modified or amended without the consent of the Holder of each outstanding Security affected.

            Subject to Section 9.04, without the written consent of each Securityholder affected, however, an amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may not:

            (a) change the Stated Maturity of the principal of, or any payment date of any installment of interest (including contingent interest, if any), if any, on, any Security;

            (b) reduce the principal amount of, or the rate of interest (including contingent interest), if any, on, any Security, whether upon acceleration, redemption or otherwise, or alter the manner of calculation of interest or Liquidated Damages, if any, or the rate of accrual thereof on any Security;

            (c) change the currency for payment of principal of, or interest (including contingent interest, if any) or Liquidated Damages, if any, on any Security or adversely affect the price or ratio at which Common Stock may be substituted for currency in connection with any payments made;

            (d) impair the right to institute suit for the enforcement of any payment of any amount with respect to any Security when due;

            (e) adversely affect the conversion rights provided in Article 10;

            (f) modify the provisions of this Indenture requiring the Company to make an offer to repurchase Securities upon a Change in Control or to repurchase the Securities at the option of the Holders pursuant to Section 3.08 in any case in a manner adverse to the Holders of the Securities;

            (g) reduce the percentage of principal amount of the outstanding Securities necessary to modify or amend this Indenture or to consent to any waiver provided for in this Indenture;

            (h) waive a Default in the payment of any amount with respect to any Security when due (except as provided in Section 6.02); or

            (i) make any changes in Section 6.04, Section 6.07 or this Section 9.02.

            It shall not be necessary for the consent of the Holders under this
Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

            After an amendment under this Section 9.02 becomes effective, the Company shall mail to each Holder a notice briefly describing the amendment. Failure to mail the notice or a defect in the notice shall not effect the validity of the amendment.

            Section 9.03. Compliance with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall comply with the TIA.

            Section 9.04. Revocation and Effect of Consents. Until an amendment, waiver or other action by Holders becomes effective, a consent thereto by a Holder of a Security hereunder is a continuing consent by the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same obligation as the consenting Holder's Security, even if notation of the consent, waiver or action is not made on the Security. However, unless otherwise agreed in writing by such Holder or a predecessor Holder any such Holder or subsequent Holder may revoke the consent, waiver or action as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment, waiver or action becomes effective. After an amendment, waiver or action becomes effective, it shall bind every Securityholder.

            Section 9.05. Notation on or Exchange of Securities. Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article 9 may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Board of Directors of the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for outstanding Securities.

            Section 9.06. Trustee to Sign Supplemental Indentures. The Trustee shall sign any supplemental indenture authorized pursuant to this Article 9 if the amendment contained therein does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign such supplemental indenture. In signing such supplemental indenture the Trustee shall be entitled to receive, and (subject to the provisions of Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

            Section 9.07. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article 9, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes, and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

                                   ARTICLE 10

                                   CONVERSIONS

            Section 10.01. Conversion Privilege. Subject to the provisions of this Article 10, a Holder of a Security may convert such Security into Common Stock, at the Conversion Price then in effect, if any of the following conditions is satisfied:

            (a) during any calendar quarter (the "Quarter") commencing after the Issue Date, if the Closing Price per share of Common Stock for at least 20 Trading Days in the period of 30 consecutive Trading Days ending on the 12th Trading Day of such Quarter (appropriately adjusted to take into account the occurrence, during such 20 Trading Day period, of any event requiring adjustment of the Conversion Price under this Indenture) is more than 120% of the Conversion Price on such 30th Trading Day;

            (b) the Security has been called for redemption by the Company pursuant to Section 3.01 and the redemption has not yet occurred;

            (c) during the period in which none of Moody's, S&P or Fitch Ratings Ltd. assigns a credit rating to the Company's debt securities;

            (d) (i) an issuance of rights, warrants or options referred to in
Section 10.06(b) occurs or (ii) a distribution referred to in Section 10.06(c) occurs where the fair market value of such distribution per share of Common Stock (as determined by the Board of Directors of the Company, which determination shall be conclusive evidence of such fair market value) exceeds 15% of the Closing Price per share of Common Stock on the Trading Day immediately preceding the date of declaration of such distribution; or

            (e) (i) the Company is party to a consolidation, merger, share exchange, sale of all or substantially all of its assets or other similar transaction pursuant to which the Common Stock is subject to conversion into shares of stock (other than Common Stock), other securities or property (including cash) subject to Section 10.12 and (ii) the conversion of such Security occurs at any time from and after the date that is 15 days prior to the date of the anticipated effective time of such transaction until and including the date that is 15 days after the actual effective date of such transaction; provided, however, that if such conversion occurs after the effective date of such transaction, the Holder will receive on conversion the consideration determined in accordance with Section 10.12.

            In the case of the foregoing clauses (d)(i) and (ii), the Company shall cause a notice of such issuance or distribution to be filed with the Trustee and the Conversion Agent and to be mailed to each Holder of Securities at its address appearing on the list provided for in Section 2.05, at least 20 days prior to the Ex-Dividend Date for such issuance or distribution. Once the Company has given such notice, Holders may surrender their Securities for conversion at any time thereafter until the earlier of the close of business on the Business Day prior to the ex-dividend date or the Company's announcement that such issuance or distribution will not take place. This provision shall not apply if the Holder of a Security otherwise participates in the distribution without conversion.

            The "Ex-Dividend Date" for any such issuance or distribution means the date immediately prior to the commencement of "ex-dividend" trading for such issuance or distribution on The New York Stock Exchange or such other national securities exchange or The Nasdaq Stock Market or similar system of automated dissemination of quotations of securities prices on which the Common Stock is then listed or quoted.

            The number of shares of Common Stock issuable upon conversion of a Security shall be determined by dividing the principal amount of the Security or portion thereof surrendered for conversion by the Conversion Price in effect on the Conversion Date. The initial Conversion Price is set forth in paragraph 8 of the Securities and is subject to adjustment as provided in this Article 10. If any Securities are properly presented for conversion before March 8, 2008, the Company, at its option, instead of delivering the shares of Common Stock issuable upon conversion of such Securities, may pay the Holder the Cash Conversion Price.

            A Holder may convert a portion of a Security equal to $1,000 or any integral multiple thereof. Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of a Security.

            If a Security is called for redemption pursuant to Article 3, the right to convert such Security shall terminate at the close of business on the second Business Day before the redemption date for such Security (unless the Company shall default in making the redemption payment then due, in which case the conversion right shall terminate on the date such Default is cured and such Security is redeemed). A Security in respect of which a Holder has delivered a Purchase Notice pursuant to Section 3.08 or a Change in Control Purchase Notice pursuant to Section 3.09 exercising the option of such Holder to require the Company to repurchase such Security may be converted only if such Purchase Notice or Change in Control Purchase Notice, as the case may be, is withdrawn by a written notice of withdrawal delivered to the Paying Agent prior to the close of business on the Business Day prior to the Purchase Date or prior to the close of business on the Change in Control Purchase Date, as the case may be, in accordance with Section 3.10.

            A Holder of Securities is not entitled to any rights of a holder of Common Stock until such Holder has converted its Securities into Common Stock and, upon such conversion, only to the extent such Securities are deemed to have been converted into Common Stock pursuant to this Article 10.

            Section 10.02. Conversion Procedure. To convert a Security, a Holder must satisfy the requirements in paragraph 8 of the Securities and (i) complete and manually sign the conversion notice on the back of the Security and deliver such notice to the Conversion Agent, (ii) surrender the Security to the Conversion Agent, (iii) furnish appropriate endorsements and transfer documents if required by the Registrar or the Conversion Agent, (iv) pay any transfer or other tax, if required by Section 10.04 and (v) if the Security is held in book-entry form, complete and deliver to the Depositary appropriate instructions pursuant to the Depositary's book-entry conversion programs. The date on which the Holder satisfies all of the foregoing requirements is the "Conversion Date". As soon as practicable after the Conversion Date and in any event within five Business Days, the Company shall deliver to the Holder through the Conversion Agent either (i) a certificate for or (ii) a book-entry notation of the number of whole shares of Common Stock issuable upon the conversion and cash in lieu of any fractional shares pursuant to Section 10.05.

            The person in whose name the Security is registered shall be deemed to be a stockholder of record on the Conversion Date; provided, however, that no surrender of a Security on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the person or persons entitled to receive the shares of Common Stock upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the person or persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; provided, further, that such conversion shall be at the Conversion Price in effect on the date that such Security shall have been surrendered for conversion, as if the stock transfer books of the Company had not been closed. Upon conversion of a Security, such person shall no longer be a Holder of such Security.

            If the Company elects to pay cash instead of issuing shares with regard to a Security properly presented for conversion before March 8, 2008, the Company shall notify the Holder and the Trustee of such election no later than the second Business Day after the Conversion Date of the Security. If the Holder does not withdraw such election to convert, the Company shall pay the Cash Conversion Price in respect of the Security converted not later than the tenth Business Day after the Conversion Date.

            No payment or adjustment will be made for accrued interest (including contingent interest, if any), or Liquidated Damages, if any, on a converted Security or for dividends or distributions on shares of Common Stock issued upon conversion of a Security (provided that the shares of Common Stock received upon conversion of Securities shall continue to accrue Liquidated Damages, as applicable, in accordance with the Registration Rights Agreement and shall be entitled to receive, at the next interest payment date, any accrued but unpaid Liquidated Damages with respect to the converted Securities), but if any Holder surrenders a Security for conversion between the record date for the payment of an installment of interest and the next interest payment date, then, notwithstanding such conversion, the interest (including contingent interest, if any) or Liquidated Damages, if any, payable on such interest payment date shall be paid to the Holder of such Security on such interest payment date. In such event, such Security, when surrendered for conversion, must be accompanied by delivery of a check payable to the Conversion Agent in an amount equal to the interest (including contingent interest, if any) or Liquidated Damages, if any, payable on such interest payment date on the portion so converted. If such payment does not accompany such Security, the Security shall not be converted; provided, however, that no such check shall be required if such Security has been called for redemption on a redemption date within the period between and including such record date and such interest payment date, or if such Security is surrendered for conversion on the interest payment date. If the Company defaults in the payment of interest (including contingent interest, if any) or Liquidated Damages, if any, payable on the interest payment date, the Conversion Agent shall repay such funds to the Holder.

            If a Holder converts more than one Security at the same time, the number of shares of Common Stock issuable upon the conversion shall be based on the aggregate principal amount of Securities converted.

            Upon surrender of a Security that is converted in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, a new Security equal in principal amount to the unconverted portion of the Security surrendered.

            Section 10.03. Adjustments Below Par Value. Before taking any action which would cause an adjustment decreasing the Conversion Price so that the shares of Common Stock issuable upon conversion of the Securities would be issued for less than the par value of such Common Stock, the Company will take all corporate action which may be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of such Common Stock at such adjusted Conversion Price.

            Section 10.04. Taxes on Conversion. If a Holder converts a Security, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon such conversion. However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder's name. The Conversion Agent may refuse to deliver the certificates representing the Common Stock being issued in a name other than the Holder's name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder's name. Nothing herein shall preclude any tax withholding required by law or regulations.

            Section 10.05. Company to Provide Stock.

            The Company shall, prior to issuance of any Securities hereunder, and from time to time as may be necessary, reserve, out of its authorized but unissued Common Stock a sufficient number of shares of Common Stock to permit the conversion of all outstanding Securities into shares of Common Stock. The shares of Common Stock or other securities issued upon conversion of Securities bearing a Legend as provided in Section 2.06(f) shall bear a legend substantially in the following form:

                  "THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A
            TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

                  THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE
            COMPANY THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (III) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES
            (I) THROUGH (III) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM THE HOLDER OF THE RESALE RESTRICTIONS REFERRED TO IN
            (A) ABOVE."

            No fractional shares of Common Stock shall be issued upon conversion of Securities. If more than one Security shall be surrendered for conversion at one time by the same holder, the number of full shares which shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount of the Securities (or specified portions thereof to the extent permitted hereby) so surrendered. If any fractional share of Common Stock would be issuable upon the conversion of any Security or Securities, the Company shall make a payment in lieu thereof in cash based on the current market value of a share of Common Stock. For these purposes, the current market value of a share of Common Stock shall be the Closing Price per share of Common Stock on the first Business Day immediately preceding the day on which the Securities (or specified portions thereof) are deemed to have been converted.

            The Company covenants that all shares of Common Stock delivered upon conversion of the Securities shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and non-assessable and shall be free from preemptive rights and free of any lien or adverse claim.

            The Company will endeavor promptly to comply with all federal and state securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Securities, if any, and will list or cause to have quoted such shares of Common Stock on each national securities exchange or in the over-the-counter market or such other market on which the Common Stock is then listed or quoted.

            Section 10.06. Adjustment of Conversion Price. The conversion price (the "Conversion Price") initially shall be that price set forth in paragraph 8 of the form of Security attached hereto as Exhibit A-1, but shall be adjusted from time to time by the Company as follows:

            (a) In case the Company shall (i) pay a dividend or other distribution in shares of Common Stock or other Capital Stock to all holders of Common Stock, (ii) subdivide its outstanding Common Stock into a greater number of shares, (iii) combine its outstanding Common Stock into a smaller number of shares or (iv) reclassify its outstanding Common Stock, the Conversion Price in effect immediately prior thereto shall be adjusted so that the Holder of any Security thereafter surrendered for conversion shall be entitled to receive the number of shares of Capital Stock which it would have owned or have been entitled to receive had such Security been converted immediately prior to the happening of such event. An adjustment made pursuant to this subsection (a) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of subdivision, combination or reclassification.

            (b) In case the Company shall issue to all holders of its Common Stock, rights, warrants or options entitling such holders (for a period commencing no earlier than the record date described below and expiring not more than 60 days after such record date) to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price per share less than the current market price per share of Common Stock (as determined in accordance with subsection (e) below) at the record date for the determination of stockholders entitled to receive such rights, warrants or options, the Conversion Price in effect immediately prior thereto shall be adjusted so that the Conversion Price shall equal the price determined by multiplying the Conversion Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on such record date, plus the number of shares which the aggregate subscription or purchase price for the total number of shares of Common Stock offered by the rights, warrants or options so issued (or the aggregate conversion price of the convertible securities offered by such rights, warrants or options) would purchase at such current market price, and the denominator of which shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock offered by such rights, warrants or options (or into which the convertible securities so offered by such rights, warrants or options are convertible). Such adjustment shall be made successively whenever any such rights, warrants or options are issued, and shall become effective immediately after such record date. If at the end of the period during which such rights, warrants or options are exercisable not all rights, warrants or options shall have been exercised, the adjusted Conversion Price shall be immediately readjusted to what it would have been upon application of the foregoing adjustment substituting the number of additional shares of Common Stock actually issued (or the number of shares of Common Stock issuable upon conversion of convertible securities actually issued) for the total number of shares of Common Stock offered (or the convertible securities offered).

            (c) In case the Company shall distribute to all holders of its Common Stock any shares of Capital Stock of the Company (other than Common Stock) or evidences of its indebtedness, cash, other securities or other assets, or shall distribute to all holders of its Common Stock, rights, warrants or options to subscribe for or purchase any of its securities (excluding (i) rights, options and warrants referred to in Section 10.06(b) above; (ii) those dividends, distributions, subdivisions and combinations referred to in Section 10.06(a) above; and (iii) dividends and distributions paid in cash in an aggregate amount that, combined together with (A) all other such cash distributions made within the preceding 12 months in respect of which no adjustment has been made under this Section 10.06 and (B) the fair market value of consideration payable in respect of any repurchases by way of tender or exchange offers by the Company or any of its Subsidiaries or Affiliates, of Common Stock concluded within the preceding 12 months, in each case in respect of which no adjustment has been made under this Section 10.06, does not exceed 10% of Market Capitalization as of the record date for such distribution), then in each such case the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of such distribution by a fraction, the numerator of which shall be the current market price per share (as defined in Section 10.06(e) below) of the Common Stock on the record date mentioned below less the fair market value on such record date (as determined by the Board of Directors of the Company, whose determination shall be conclusive evidence of such fair market value) of the portion of the Capital Stock or evidences of indebtedness, securities or assets so distributed or of such rights, warrants or options, in each case as applicable, to one share of Common Stock, and the denominator of which shall be the current market price per share (as defined in Section 10.06(e) below) of the Common Stock on such record date. Such adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution.

            (d) In case the Company or any of its Subsidiaries shall repurchase by way of a tender or exchange offer shares of Common Stock, and the fair market value of the sum of (i) the aggregate consideration paid for such Common Stock, (ii) the aggregate fair market value of cash dividends and distributions of the type described in clause (iii) of the preceding paragraph
(c) paid within the twelve (12) months preceding the date of purchase of such shares of Common Stock in respect of which no adjustment pursuant to this
Section 10.06 previously has been made, and (iii) the aggregate fair market value of any amounts previously paid for the repurchase of Common Stock of a type described in this paragraph (d) within the twelve (12) months preceding the date of purchase of such shares of Common Stock in respect of which no adjustment pursuant to this Section 10.06 previously has been made, exceeds 10% of Market Capitalization on the date of, and after giving effect to, such repurchase, then the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of such purchase by a fraction, the numerator of which shall be the current market price per share (as defined in Section 10.06(e) below) of the Common Stock on the date of such repurchase, less the quotient obtained by dividing the Aggregate Market Premium involved in such repurchase (as defined hereinafter) by the difference between the number of shares of Common Stock outstanding before such repurchase and the number of shares of Common Stock the subject of such repurchase, and the denominator of which shall be the current market price per share (as defined in Section 10.06(e) below) of the Common Stock on the date of such repurchase. Such adjustment shall become effective immediately after the date of such repurchase. For purposes of this subsection (d), the "Aggregate Market Premium" is the excess, if any, of the aggregate repurchase price paid for all such Common Stock over the aggregate current market value per share of all such repurchased stock, determined with respect to each share involved in each such repurchase as of the date of repurchase with respect to such share.

            (e) For the purpose of any computation under Section 10.06(b), (c) and (d) above, the current market price per share of Common Stock on any date shall be deemed to be the average of the Closing Prices per share of Common Stock for 20 consecutive Trading Days commencing 30 Trading Days before the record date with respect to any distribution, issuance or other event requiring such computation.

            In any case in which this Section 10.06 shall require that an adjustment be made immediately following a record date established for purposes of Section 10.06, the Company may elect to defer (but only until five Business Days following the filing by the Company with the Trustee of the certificate described in Section 10.06) issuing to the holder of any Security converted after such record date the shares of Common Stock and other Capital Stock of the Company issuable upon such conversion over and above the shares of Common Stock and other Capital Stock of the Company issuable upon such conversion only on the basis of the Conversion Price prior to adjustment; and, in lieu of the shares the issuance of which is so deferred, the Company shall issue or cause its transfer agents to issue due bills or other appropriate evidence of the right to receive such shares.

            If after an adjustment a Holder of a Security upon conversion of such Security may receive shares of two or more classes of Capital Stock of the Company, the Conversion Price shall thereafter be subject to adjustment upon the occurrence of an action taken with respect to any such class of Capital Stock as is contemplated by this Article 10 with respect to the Common Stock, on terms comparable to those applicable to Common Stock in this Article 10.

            Section 10.07. No Adjustment. No adjustment in the Conversion Price shall be required unless the adjustment would require an increase or decrease of at least 1% in the Conversion Price as last adjusted; provided, however, that any adjustments which by reason of this Section 10.07 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article 10 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

            No adjustment need be made for a transaction referred to in Section
10.06 if Holders are to participate in the transaction on a basis and with notice that the Board of Directors determines to be fair and appropriate in light of the basis and notice on which holders of Common Stock participate in the transaction. Such participation by Holders may include participation upon conversion; provided that an adjustment shall be made at such time as the Holders are no longer entitled to participate.

            No adjustment need be made for rights to purchase Common Stock or issuances of Common Stock pursuant to a Company plan for reinvestment of dividends or interest.

            No adjustment need be made for a change in the par value or a change to no par value of the Common Stock.

            To the extent that the Securities become convertible into cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

            Section 10.08. Equivalent Adjustments. In the event that, as a result of an adjustment made pursuant to Section 10.06 above, the holder of any Security thereafter surrendered for conversion shall become entitled to receive any shares of Capital Stock of the Company other than shares of its Common Stock, thereafter the Conversion Price of such other shares so receivable upon conversion of any Securities shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in this
Article 10.

            Section 10.09. Adjustment for Tax Purposes. The Company shall be entitled to make such reductions in the Conversion Price, in addition to those required by Section 10.06, as it in its discretion shall determine to be advisable in order that any stock dividends, subdivision of shares, distribution of rights to purchase stock or securities, or a distribution or securities convertible into or exchangeable for stock hereafter made by the Company to its stockholders shall not be taxable.

            Section 10.10. Notice of Adjustment. Whenever the Conversion Price is adjusted, or Holders become entitled to other securities or due bills, the Company shall promptly mail to Holders a notice of the adjustment and file with the Trustee an Officers' Certificate briefly stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence of the correctness of such adjustment and the Trustee may conclusively assume that, unless and until such certificate is received by it, no such adjustment is required.

            Section 10.11. Notice of Certain Transactions. In case:

            (a) the Company shall declare a dividend (or any other distribution) on its Common Stock (other than in cash out of retained earnings); or

            (b) the Company shall authorize the granting to the holders of its Common Stock of rights, warrants or options to subscribe for or purchase any share of any class or any other rights, warrants or options; or

            (c) of any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value, or a conversion or reclassification of its Class B Common Stock solely into Common Stock), or of any consolidation, merger, or share exchange to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

            (d) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company;

the Company shall cause to be filed with the Trustee and the Conversion Agent and to be mailed to each Holder of Securities at its address appearing on the list provided for in Section 2.05, as promptly as possible but in any event at least ten days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights, warrants or options, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, share exchange, transfer, dissolution, liquidation or winding-up.

            Section 10.12. Effect of Reclassification, Consolidation, Merger, Share Exchange or Sale on Conversion Privilege.

            If any of the following shall occur, namely: (i) any reclassification or change of outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination, or a conversion or reclassification of its Class B Common Stock solely into Common Stock); (ii) any consolidation, combination, merger or share exchange to which the Company is a party other than a merger in which the Company is the continuing corporation and which does not result in any reclassification of, or change (other than a change in name, or par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination, or a conversion or reclassification of its Class B Common Stock solely into Common Stock) in, outstanding shares of Common Stock; or (iii) any sale or conveyance of all or substantially all of the assets of the Company, then the Company, or such successor or purchasing corporation, as the case may be, shall, as a condition precedent to such reclassification, change, consolidation, merger, share exchange, sale or conveyance, execute and deliver to the Trustee a supplemental indenture providing that the Holder of each Security then outstanding shall have the right to convert such Security into the kind and amount of shares of Capital Stock and other securities and property (including cash) receivable upon such reclassification, change, consolidation, merger, share exchange, sale or conveyance by a holder of the number of shares of Common Stock deliverable upon conversion of such Security immediately prior to such reclassification, change, consolidation, merger, share exchange, sale or conveyance. Such supplemental indenture shall provide for adjustments of the Conversion Price which shall be as nearly equivalent as may be practicable to the adjustments of the Conversion Price provided for in this Article 10. If, in the case of any such consolidation, merger, share exchange, sale or conveyance, the stock or other securities and property (including cash) receivable thereupon by a holder of Common Stock includes shares of Capital Stock or other securities and property of a corporation other than the successor or purchasing corporation, as the case may be, in such consolidation, merger, share exchange, sale or conveyance, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors of the Company shall reasonably consider necessary by reason of the foregoing. The provision of this Section
10.12 shall similarly apply to successive consolidations, mergers, share exchanges, sales or conveyances. Notwithstanding the foregoing, a distribution by the Company to all or substantially all holders of its Common Stock for which an adjustment to the Conversion Price or provision for conversion of the Securities may be made pursuant to Section 10.06 shall not be deemed to be a sale or conveyance of all or substantially all of the assets of the Company for purposes of this Section 10.12.

            In the event the Company shall execute a supplemental indenture pursuant to this Section 10.12, the Company shall promptly file with the Trustee an Opinion of Counsel stating that such supplemental indenture is authorized or permitted by this Indenture and an Officers' Certificate briefly stating the reasons therefor, the kind or amount of shares of stock or securities or property (including cash) receivable by Holders of the Securities upon the conversion of their Securities after any such reclassification, change, consolidation, merger, share exchange, sale or conveyance, any adjustment to be made with respect thereto and that all conditions precedent have been complied with.

            Section 10.13. Trustee's Disclaimer.

            The Trustee has no duty to determine when an adjustment under this
Article 10 should be made, how it should be made or what such adjustment should be made, but may accept as conclusive evidence of the correctness of any such adjustment, and shall be protected in relying upon, the Officers' Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 10.10. The Trustee shall not be accountable for and makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities, and the Trustee shall not be responsible for the Company's failure to comply with any provisions of this Article 10. Each Conversion Agent (other than the Company or an Affiliate of the Company) shall have the same protection under this Section 10.13 as the Trustee.

            The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 10.12, but may accept as conclusive evidence of the correctness thereof, and shall be protected in relying upon, the Officers' Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 10.12.

            Section 10.14. Voluntary Reduction.

            The Company from time to time may reduce the Conversion Price by any amount for any period of time if the period is at least 20 Trading Days or such longer period as may be required by law and if the reduction is irrevocable during the period; provided that in no event may the Conversion Price be less than the par value of a share of Common Stock.

            Section 10.15. Simultaneous Adjustments.

            In the event that this Article 10 requires adjustments to the Conversion Price under more than one of Sections 10.06(c) and (d), and the record dates for the distributions giving rise to such adjustments shall occur on the same date, then such adjustments shall be made by applying, first, the provisions of Section 10.06(d), as applicable, and, second, the provisions of
Section 10.06(c). If more than one event requiring adjustment pursuant to
Section 10.06 shall occur before completing the determination of the Conversion Price for the first event requiring such adjustment, then the Board of Directors (whose determination shall, if made in good faith, be conclusive) shall make such adjustments to the Conversion Price (and the calculation thereof) after giving effect to all such events as shall preserve for Holders the Conversion Price protection provided in Section 10.06.

                                   ARTICLE 11

                                  SUBORDINATION

            Section 11.01. Securities Subordinated to Senior Indebtedness. The Company covenants and agrees, and each Holder of the Securities, by its acceptance thereof, likewise covenants and agrees, that all Securities shall be issued subject to the provisions of this Article 11; and each Person holding any Security, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees that the payment of all Obligations on the Securities by the Company shall, to the extent and in the manner herein set forth, be subordinated and junior in right of payment to the prior payment in full in cash or Cash Equivalents of all Obligations on Senior Indebtedness, including, without limitation, the Company's Obligations under the Credit Agreement; that the subordination is for the benefit of, and shall be enforceable directly by, the holders of Senior Indebtedness, and that each holder of Senior Indebtedness whether now outstanding or hereafter created, incurred, assumed or guaranteed shall be deemed to have acquired Senior Indebtedness in reliance upon the covenants and provisions contained in this Indenture and the Securities.

            Section 11.02. Suspension of Payment When Senior Indebtedness is in Default.

            (a) If any default occurs and is continuing in the payment when due, whether at maturity, upon any redemption, by declaration or otherwise, of any principal of, interest on, unreimbursed drawings for letters of credit issued in respect of, or regularly accruing fees with respect to, any Senior Indebtedness, no payment of any kind or character shall be made by or on behalf of the Company or any Subsidiary of the Company or any obligor on the Securities or any other Person on its or their behalf with respect to any Obligations on the Securities or to acquire any of the Securities for cash or property or otherwise. In addition, if any other event of default occurs and is continuing with respect to any Designated Senior Indebtedness, as such event of default is defined in the instrument creating or evidencing such Designated Senior Indebtedness, permitting the holders of such Designated Senior Indebtedness then outstanding to accelerate the maturity thereof and if the Representative for that issue of Designated Senior Indebtedness gives written notice of the event of default to the Trustee (a "Default Notice"), then, unless and until all events of default with respect to that issue of Designated Senior Indebtedness have been cured or waived or have ceased to exist or the Trustee receives written notice from the Representative for that issue of Designated Senior Indebtedness terminating the Blockage Period (as defined below), during the 180 days after the delivery of such Default Notice (the "Blockage Period"), neither the Company nor any other Person on its behalf shall (x) make any payment of any kind or character with respect to any Obligations on the Securities or (y) acquire any of the Securities for cash or property or otherwise. Notwithstanding anything herein to the contrary, in no event will a Blockage Period extend beyond 180 days from the date the payment on the Securities was due and only one such Blockage Period may be commenced with respect to all issues of Designated Senior Indebtedness within any 360 consecutive days. No event of default which existed or was continuing on the date of the commencement of any Blockage Period with respect to the Designated Senior Indebtedness shall be, or be made, the basis for commencement of a second Blockage Period by the Representative of such Designated Senior Indebtedness, whether or not within a period of 360 consecutive days, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action, or any breach of any financial covenants for a period commencing after the date of commencement of such Blockage Period that, in either case, would give rise to an event of default pursuant to any provisions under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose).

            (b) In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee or any Holder when such payment is prohibited by Section 11.02(a), such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness (pro rata to such holders on the basis of the respective amount of Senior Indebtedness held by such holders) or their respective Representatives, as their respective interests may appear. The Trustee shall be entitled to rely on information regarding amounts then due and owing on the Senior Indebtedness, if any, received from the holders of Senior Indebtedness (or their Representatives) or, if such information is not received from such holders or their Representatives, from the Company and only amounts included in the information provided to the Trustee shall be paid to the holders of Senior Indebtedness.

            Nothing contained in this Article 11 shall limit the right of the Trustee or the Holders of Securities to take any action to accelerate the maturity of the Securities pursuant to Section 6.02 or to pursue any rights or remedies hereunder; provided that all Senior Indebtedness thereafter due or declared to be due shall first be paid in full in cash or Cash Equivalents before the Holders are entitled to receive any payment of any kind or character with respect to Obligations on the Securities.

            Section 11.03. Securities Subordinated to Prior Payment of All Senior Indebtedness on Dissolution, Liquidation or Reorganization of Company.

            (a) Upon any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any total or partial liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshaling of assets of the Company or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to the Company or its property, whether voluntary or involuntary, all Obligations upon all Senior Indebtedness shall first be paid in full in cash or Cash Equivalents, or such payment duly provided for to the satisfaction of the holders of Senior Indebtedness, before any payment or distribution of any kind or character is made on account of any Obligations on the Securities, or for the acquisition of any of the Securities for cash or property or otherwise. Upon any such dissolution, winding-up, liquidation, reorganization, receivership or similar proceeding, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders of the Securities or the Trustee under this Indenture would be entitled, except for the provisions hereof, shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders or by the Trustee under this Indenture if received by them, directly to the holders of Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders) or their respective Representatives, or to the trustee or trustees under any Indenture pursuant to which any of such Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of Senior Indebtedness remaining unpaid until all such Senior Indebtedness has been paid in full in cash or Cash Equivalents after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of Senior Indebtedness.

            (b) To the extent any payment of Senior Indebtedness (whether by or on behalf of Company, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then, if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, the Senior Indebtedness or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment has not occurred.

            (c) In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, shall be received by any Holder when such payment or distribution is prohibited by this Section 11.03, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness (pro rata to such holders on the basis of the respective amount of Senior Indebtedness held by such holders) or their respective Representatives, or to the trustee or trustees under any Indenture pursuant to which any of such Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of Senior Indebtedness remaining unpaid until all such Senior Indebtedness has been paid in full in cash or Cash Equivalents, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Indebtedness.

            (d) The consolidation of the Company with, or the merger of the Company with or into, another corporation or the liquidation or dissolution of the Company following the conveyance or transfer of all or substantially all of its assets, to another corporation upon the terms and conditions provided in
Article 5 hereof and as long as permitted under the terms of the Senior Indebtedness shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 11.03 if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, assume the Company's obligations hereunder in accordance with Article 5 hereof.

            Section 11.04. Holders to Be Subrogated to Rights of Holders of Senior Indebtedness. Subject to the payment in full in cash or Cash Equivalents of all Senior Indebtedness, the Holders of the Securities shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Indebtedness until the Securities shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness by or on behalf of the Company or by or on behalf of the Holders by virtue of this Article 11 which otherwise would have been made to the Holders shall, as between the Company and the Holders of the Securities, be deemed to be a payment by the Company to or on account of the Senior Indebtedness, it being understood that the provisions of this Article 11 are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

            Section 11.05. Obligations of the Company Unconditional. Nothing contained in this Article 11 or elsewhere in this Indenture or in the Securities is intended to or shall impair, as between the Company and the Holders, the obligation of Company, which is absolute and unconditional, to pay to the Holders the principal of and premium, if any, and interest on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article 11 of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy. Upon any payment or distribution of assets or securities of the Company referred to in this Article 11, the Trustee, subject to the provisions of Sections 7.01 and 7.02 of this Indenture, and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any liquidation, dissolution, winding-up or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidating trustee or agent or other Person making any payment or distribution to the Trustee or to the Holders for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other Indebtedness of Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 11. Nothing in this Article 11 shall apply to the claims of, or payments to, the Trustee under this Indenture. The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or itself to be a holder of any Senior Indebtedness (or a trustee on behalf of, or other representative of, such holder) to establish that such notice has been given by a holder of such Senior Indebtedness or a trustee or representative on behalf of any such holder.

            In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article 11 (although it is not obligated to make any such inquiry), the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article 11, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

            Whenever a distribution is to be made or a notice given to holders or owners of Senior Indebtedness, the distribution may be made and the notice may be given to their Representative, if any.

            Section 11.06. Trustee Entitled to Assume Payments Not Prohibited in Absence of Notice. The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Securities pursuant to the provisions of this Article 11. Regardless of anything to the contrary contained in this
Article 11 or elsewhere in this Indenture, the Trustee shall not be charged with knowledge of the existence of any default or event of default with respect to any Senior Indebtedness or of any other facts which would prohibit the making of any payment to or by the

Trustee unless and until the Trustee shall have received notice in writing from Company, or from a holder of Senior Indebtedness or a Representative therefor, together with proof satisfactory to the Trustee of such holding of Senior Indebtedness or of the authority of such Representative, and, prior to the receipt of any such written notice, the Trustee shall be entitled to assume (in the absence of actual knowledge to the contrary) that no such facts exist.

            Section 11.07. Application by Trustee of Assets Deposited with It. Cash or U.S. Government Obligations deposited in trust with the Trustee pursuant to and in accordance with Sections 7.01 and 7.02 shall be for the sole benefit of the Holders of the Securities and, to the extent allocated for the payment of Securities, shall not be subject to the subordination provisions of this Article
11. Otherwise, any deposit of assets or securities by or on behalf of the Company with the Trustee or any Paying Agent (whether or not in trust) for the payment of principal of or interest on any Securities shall be subject to the provisions of this Article 11; provided, however, that if prior to the second Business Day preceding the date on which by the terms of this Indenture any such assets may become distributable for any purpose (including, without limitation, the payment of either principal of or premium, if any, or interest on any Security) the Trustee or such Paying Agent shall not have received with respect to such assets the notice provided for in Section 11.06, then the Trustee or such Paying Agent shall have full power and authority to receive such assets and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary received by it on or after such date. The foregoing shall not apply to the Paying Agent if the Company or any Subsidiary or Affiliate of the Company is acting as Paying Agent. Nothing contained in this
Section 11.07 shall limit the right of the holders of Senior Indebtedness to recover payments as contemplated by this Article 11.

            Section 11.08. No Waiver of Subordination Provisions.

            (a) No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act by any such holder, or by any non-compliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

            (b) Without limiting the generality of Section 11.08(a), the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Securities, without incurring responsibility to the Holders of the Securities and without impairing or releasing the subordination provided in this Article 11 or the obligations hereunder of the Holders of the Securities to the holders of Senior Indebtedness, do any one or more of the following: (i) change the manner, place, terms or time of payment of, or renew or alter, Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (iii) release any Person liable in any manner for the collection or payment of Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against the Company and any other Person.

            Section 11.09. Holders Authorize Trustee to Effectuate Subordination of

Securities. Each Holder of the Securities by such Holder's acceptance thereof authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effect the subordination provisions contained in this Article 11, and appoints the Trustee such Holder's attorney-in-fact for such purpose, including, in the event of any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshaling of assets of the Company tending towards liquidation or reorganization of the business and assets of Company, the immediate filing of a claim for the unpaid balance of such Holder's Securities in the form required in said proceedings and cause said claim to be approved. If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then any of the holders of the Senior Indebtedness or their Representative is hereby authorized to file an appropriate claim for and on behalf of the Holders of said Securities. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Senior Indebtedness or their Representative to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee or the holders of Senior Indebtedness or their Representative to vote in respect of the claim of any Holder in any such proceeding.

            Section 11.10. Right of Trustee to Hold Senior Indebtedness. The Trustee and any agent or Affiliate of the Trustee shall be entitled to all the rights set forth in this Article 11 with respect to any Senior Indebtedness which may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Senior Indebtedness and nothing in this Indenture shall deprive the Trustee or any such agent or Affiliate of any of its rights as such holder.

            Section 11.11. This Article 11 Not to Prevent Events of Default. The failure to make a payment on account of principal of or premium, if any, or interest on the Securities by reason of any provision of this Article 11 will not be construed as preventing the occurrence of an Event of Default.

            Nothing contained in this Article 11 shall limit the right of the Trustee or the Holders of Securities to take any action to accelerate the maturity of the Securities pursuant to Article 6 or to pursue any rights or remedies hereunder or under applicable law, subject to the rights, if any, under this Article 11 of the holders, from time to time, of Senior Indebtedness.

            Section 11.12. No Fiduciary Duty of Trustee to Holders of Senior Indebtedness. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness, and it undertakes to perform or observe such of its covenants and obligations as are specifically set forth in this Article 11, and no implied covenants or obligations with respect to the Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be liable to any such holders (other than for its willful misconduct or gross negligence) if it shall pay over or deliver to the Holders of Securities or the Company or any other Person money or assets in compliance with the terms of this Indenture. Nothing in this Section 11.12 shall affect the obligation of any Person other than the Trustee to hold such payment for the benefit of, and to pay such payment over to, the holders of Senior Indebtedness or their Representative.

                                   ARTICLE 12

                                  MISCELLANEOUS

            Section 12.01. Trust Indenture Act Controls.

            If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

            Section 12.02. Notices.

            Any request, demand, authorization, notice, waiver, consent or communication shall be in writing and delivered in person or mailed by first-class mail, postage prepaid, addressed as follows, or transmitted by facsimile transmission (confirmed orally) to the following facsimile numbers:

            if to the Company, to:

            LNR Property Corporation
            1601 Washington Avenue
            Suite 800
            Miami Beach, Florida 33139
            Attention:  Chief Financial Officer
            Facsimile No.:  (305) 695-5449

            in either case, with a copy to:

            Clifford Chance US LLP
            200 Park Avenue
            New York, New York 10166
            Attention:  David W.  Bernstein, Esq.
            Facsimile No.:  (212) 878-8735

            if to the Trustee, to:

            U.S. Bank Trust National Association
            100 Wall Street
            Suite 1600
            New York, New York 10005
            Attention:  Corporate Trust Department
            Facsimile No.:  (212) 509-3384

            The Company or the Trustee by notice given to the other in the manner provided above may designate additional or different addresses for subsequent notices or communications.

            Any notice or communication given to a Holder shall be mailed to the Holder, by first-class mail, postage prepaid, at the Holder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

            Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not received by the addressee.

            If the Company mails a notice or communication to the Holders, it shall mail a copy to the Trustee and each Registrar, Paying Agent, Conversion Agent or co-registrar.

            Section 12.03. Communication by Holders with Other Holders.

            Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar, the Paying Agent, the Conversion Agent and anyone else shall have the protection of TIA Section 312(c).

            Section 12.04.    Certificate and Opinion as to Conditions
Precedent.

            Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

            (a) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

            (b) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

            In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such mattes be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such eligible and qualified Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

            Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable case should know, that the certificate or opinion or representations with respect to the matters upon which his or her certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating the information on which counsel is relying unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

            Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

            Section 12.05. Statements Required in Certificate or Opinion.

            Each Officers' Certificate or Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture shall include:

            (a) a statement that each person making such Officers' Certificate or Opinion of Counsel has read such covenant or condition;

            (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officers' Certificate or Opinion of Counsel are based;

            (c) a statement that, in the opinion of each such person, he has made such examination or investigation as is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

            (d) a statement that, in the opinion of such person, such covenant or condition has been complied with.

            Section 12.06. Separability Clause.

            In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

            Section 12.07. Rules by Trustee, Paying Agent, Conversion Agent and Registrar.

            The Trustee may make reasonable rules for action by or a meeting of Holders. The Registrar, the Conversion Agent and the Paying Agent may make reasonable rules for their functions.

            Section 12.08. Legal Holidays.

            A "Legal Holiday" is any day other than a Business Day. If any specified date (including a date for giving notice) is a Legal Holiday, the action shall be taken on the next succeeding day that is not a Legal Holiday, and, if the action to be taken on such date is a payment in respect of the Securities, no interest (including contingent interest, if any) or Liquidated Damages, if any, shall accrue for the intervening period.

            Section 12.09. Governing Law.

            THIS INDENTURE AND EACH NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL

PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW
YORK.

            Section 12.10. No Recourse Against Others.

            A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

            Section 12.11. Successors.

            All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

            Section 12.12. Multiple Originals.

            This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

            IN WITNESS WHEREOF, the undersigned, being duly authorized, have executed this Indenture on behalf of the respective parties hereto as of the date first above written.



                                    LNR PROPERTY CORPORATION

                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:


                                    U.S.  BANK TRUST NATIONAL ASSOCIATION

                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:


                        [Signature Page to Indenture]

                                                                     EXHIBIT A-1

                        {FORM OF FACE OF GLOBAL SECURITY}

            THIS SECURITY WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR U.S. FEDERAL INCOME TAX PURPOSES. FOR PURPOSES OF SECTIONS 1273 AND 1275 OF THE INTERNAL REVENUE CODE, THE ISSUE PRICE OF EACH SECURITY IS $1,000 PER $1,000 OF PRINCIPAL AMOUNT, THE ISSUE DATE IS MARCH 5, 2003 AND THE COMPARABLE YIELD IS 9.5% PER ANNUM. HOLDERS OF THIS SECURITY MAY OBTAIN INFORMATION REGARDING THE AMOUNT OF ORIGINAL ISSUE DISCOUNT, YIELD TO MATURITY AND THE PROJECTED PAYMENT SCHEDULE FOR THIS SECURITY BY SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION
TO: LNR PROPERTY CORPORATION, 1601 WASHINGTON AVENUE, MIAMI BEACH, FLORIDA 33139, ATTN.: CHIEF FINANCIAL OFFICER, SUCH INFORMATION TO BE MADE AVAILABLE, BEGINNING NO LATER THAN 10 DAYS AFTER THE ISSUE DATE, PROMPTLY UPON REQUEST.

            UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO LNR PROPERTY CORPORATION (THE "COMPANY") OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

            TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS TO NOMINEES OF THE DEPOSITORY TRUST COMPANY, OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE TWO OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

            THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THIS SECURITY, AND THE COMMON STOCK DELIVERABLE UPON CONVERSION HEREOF OR UPON PURCHASE OF THIS SECURITY BY THE COMPANY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS


                                     A-1-1

SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (III) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (III) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

            THE FOREGOING LEGEND MAY BE REMOVED FROM THIS SECURITY ON SATISFACTION OF THE CONDITIONS SPECIFIED IN THE INDENTURE.


                                     A-1-2

                            LNR PROPERTY CORPORATION

         5.5% Contingent Convertible Senior Subordinated Notes Due 2023

No.:                                            CUSIP: 501940 AE O

Issue Date:  March 5, 2003                      Principal Amount: $200,000,000

            LNR PROPERTY CORPORATION, a Delaware corporation, promises to pay to Cede & Co. or registered assigns, the principal amount as set forth on Schedule I hereto, on March 1, 2023, subject to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place. This Security is convertible as specified on the other side of this Security.

            Interest Payment Dates: March 1 and September 1, commencing September 1, 2003.

            Record Dates:  February 15 and August 15, commencing August 15,
2003.

Dated: March 5, 2003                   LNR PROPERTY CORPORATION

                                       By:
                                          -------------------------------------
                                          Name:
                                          Title:


                                     A-1-3

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

U.S. Bank Trust National Association, as Trustee, certifies that this is one of the Securities referred to in the within-mentioned Indenture.

By:
    ---------------------------------
    Authorized Signatory

Dated:


                                     A-1-4

                         {FORM OF REVERSE SIDE OF NOTE}

                            LNR PROPERTY CORPORATION

                5.5% Contingent Convertible Senior Notes Due 2023

            (1)   Interest.

            This Security shall accrue interest at an initial rate of 5.5% per annum. The Company promises to pay interest on the Securities in cash semiannually on each March 1 and September 1, commencing September 1, 2003, to Holders of record on the immediately preceding February 15 and August 15, respectively. Interest on the Securities will accrue from the most recent date to which interest has been paid, or if no interest has been paid, from March 5, 2003, until the principal amount is paid or duly made available for payment. The Company will pay interest on any overdue principal amount at the interest rate borne by the Securities at the time such interest on the overdue principal amount accrues, compounded semiannually, and it shall pay interest on overdue installments of interest and Liquidated Damages, if any (without regard to any applicable grace period), at the same interest rate compounded semiannually. Interest (including contingent interest, if any) on the Securities will be computed on the basis of a 360-day year comprised of twelve 30-day months.

            The Company shall pay contingent interest to the Holders during any six-month period (a "Contingent Interest Period") from March 1 to, but excluding, September 1 and from September 1 to, but excluding, March 1, commencing March 1, 2008, if the average of the Security Trading Price for the five Trading Days ending on the second Trading Day immediately preceding the first day of the applicable Contingent Interest Period equals $1,200 or more. The amount of contingent interest payable per $1,000 principal amount of Securities in respect of any Contingent Interest Period shall equal 0.1875% of the average of the Security Trading Price for such five Trading Day period preceding such Contingent Interest Period. The Company will pay contingent interest, if any, in the same manner as it will pay interest as described above.

            Upon determination that Holders will be entitled to receive contingent interest which may become payable during a Contingent Interest Period, on or prior to the first day of such Contingent Interest Period, the Company shall issue a press release and publish such information on its web site at www.lnrproperty.com.

            (2)   Method of Payment.

            The Company will pay interest (including contingent interest, if any) and Liquidated Damages, if any, on this Security (except defaulted interest) to the Person who is the registered Holder of this Security at the close of business on February 15 or August 15, as the case may be, next preceding the related interest payment date. Subject to the terms and conditions of the Indenture, the Company will make payments in respect of the Redemption Price, Purchase Price, Change in Control Purchase Price and the principal amount at Stated Maturity, as the case may be, to the Holder who surrenders a Security to a Paying Agent to collect such payments in respect of the Security. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private


                                     A-1-5
debts. However, the Company may pay interest (including contingent interest, if any), Liquidated Damages, if any, the Redemption Price, Purchase Price, Change in Control Purchase Price and the principal amount at Stated Maturity, as the case may be, by check or wire payable in such money; provided, however, that a Holder holding Securities with an aggregate principal amount in excess of $1,000,000 may request payment by wire transfer in immediately available funds at the election of such Holder. The Company may mail an interest check to the Holder's registered address. Notwithstanding the foregoing, so long as this Security is registered in the name of a Depositary or its nominee, all payments hereon shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.

            (3)   Paying Agent, Conversion Agent and Registrar.

            Initially, U.S. Bank Trust National Association (the "Trustee") will act as Paying Agent, Conversion Agent and Registrar. The Company may appoint and change any Paying Agent, Conversion Agent or Registrar without notice, other than notice to the Trustee; provided that the Company will maintain at least one Paying Agent in the State of New York, City of New York, Borough of Manhattan, which shall initially be an office or agency of the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent or Registrar.

            (4)   Indenture.

            The Company issued the Securities under an Indenture dated as of March 5, 2003 (the "Indenture"), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as in effect from time to time (the "TIA"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of those terms.

            The Securities are general unsecured obligations of the Company limited to up to $235,000,000 aggregate principal amount (which shall include the Initial Purchasers' option to purchase $35,000,000 of additional Securities). The Indenture does not limit other indebtedness of the Company, secured or unsecured.

            (5)   Redemption at the Option of the Company.

            No sinking fund is provided for the Securities. Beginning on March 8, 2008 and during the periods thereafter to maturity, the Securities are redeemable as a whole, or from time to time in part, in any integral multiple of $1,000, at any time at the option of the Company at the Redemption Prices set forth below, together with accrued but unpaid interest (including contingent interest, if any) and Liquidated Damages, if any, thereon, up to but not including the Redemption Date; provided that, if the Redemption Date is on or after an interest record date but on or prior to the related interest payment date, interest and Liquidated Damages, if any, will be payable to the Holders in whose names the Securities are registered at the close of business on the relevant record date. If the Securities are redeemed during the period commencing on March 8, 2008 and ending on February 28, 2009 or during the twelve-month period commencing on


                                     A-1-6

March 1 of any of the years thereafter, the Redemption Price will equal the percentage of the principal amount of the redeemed Securities opposite that year, plus accrued but unpaid interest (including contingent interest if any) and Liquidated Damages, if any, up to but not including the date of redemption.

Year                                  Percentage
----                                  ----------
2008................................  101.57%
2009................................  100.79
2010 and thereafter.................  100.00


            (6) Purchase By the Company at the Option of the Holder; Purchase at the Option of the Holder Upon a Change in Control.

            Subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase, at the option of the Holder, all or any portion of the Securities held by such Holder, in any integral multiple of $1,000, on March 1, 2010 and March 1, 2017 (each, a "Purchase Date") at a purchase price per Security equal to 100% of the aggregate principal amount of the Security (the "Purchase Price"), together with accrued but unpaid interest (including contingent interest, if any) and Liquidated Damages, if any, thereon, up to but not including the Purchase Date (provided that, if the Purchase Date is on or after an interest record date but on or prior to the related interest payment date, accrued but unpaid interest (including contingent interest, if any), and Liquidated Damages, if any, will be payable to the Holders in whose names the Securities are registered at the close of business on the relevant record date) upon delivery of a Purchase Notice containing the information set forth in the Indenture, together with the Securities subject thereto, at any time from the opening of business on the date that is 30 Business Days prior to such Purchase Date until the close of business on the Business Day prior to such Purchase Date, and upon delivery of the Securities to the Paying Agent by the Holder as set forth in the Indenture.

            At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase the Securities held by such Holder after the occurrence of a Change in Control of the Company prior to March 1, 2010 for a Change in Control Purchase Price equal to 100% of the principal amount thereof plus accrued but unpaid interest (including contingent interest, if any) and Liquidated Damages, if any, thereon, up to but not including the Change in Control Purchase Date which Change in Control Purchase Price shall be paid in cash or by the issuance and delivery of shares of Common Stock of the Company, or a combination thereof. Holders have the right to withdraw any Purchase Notice or Change in Control Purchase Notice, as the case may be, by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

            If cash and/or Common Stock sufficient to pay the Purchase Price or Change in Control Purchase Price, as the case may be, and accrued but unpaid interest (including contingent interest, if any) and Liquidated Damages, if any, of all Securities or portions thereof to be purchased as of the Purchase Date or the Change in Control Purchase Date, as the case may be, is


                                     A-1-7
deposited with the Paying Agent on the Business Day following the Purchase Date or the Change in Control Purchase Date, interest (including contingent interest, if any) and Liquidated Damages, if any, cease to accrue on such Securities (or portions thereof) immediately after such Purchase Date or Change in Control Purchase Date, and the Holder thereof shall have no other rights as such other than the right to receive the Purchase Price or Change in Control Purchase Price, as the case may be, interest (including contingent interest, if any) and Liquidated Damages, if any, upon surrender of such Security.

            (7)   Notice of Redemption.

            Notice of redemption pursuant to paragraph 5 of this Security will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at the Holder's registered address. If money sufficient to pay the Redemption Price of all Securities (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent prior to or on the Redemption Date, immediately after such Redemption Date interest (including contingent interest, if any) and Liquidated Damages, if any, cease to accrue on such Securities or portions thereof. Securities in denominations larger than $1,000 of principal amount may be redeemed in part but only in integral multiples of $1,000 of principal amount.

            (8)   Conversion.

            Subject to the provisions of Article 10 of the Indenture, a Holder of a Security may convert such Security into shares of Common Stock of the Company if any of the conditions specified in paragraphs (a) through (e) of
Section 10.01 of the Indenture is satisfied; provided, however, that if such Security is called for redemption, the conversion right will terminate at the close of business on the second Business Day before the redemption date of such Security (unless the Company shall default in making the redemption payment when due, in which case the conversion right shall terminate at the close of business on the date such Default is cured and such Security is redeemed). The initial conversion price is $45.28 per share, subject to adjustment under certain circumstances as described in the Indenture (the "Conversion Price"). The number of shares issuable upon conversion of a Security is determined by dividing the principal amount converted by the Conversion Price in effect on the Conversion Date. In the event of a conversion of a Security prior to March 8, 2008, the Company has the option to deliver the Cash Conversion Price to the Holder of the Security surrendered for such conversion as provided in Section 10.02 of the Indenture. Upon conversion, no adjustment for interest, if any (including contingent interest, if any), or dividends will be made. No fractional shares will be issued upon conversion; in lieu thereof, an amount will be paid in cash based upon the current market price (as defined in the Indenture) of the Common Stock on the last Trading Day prior to the date of conversion.

            To convert a Security, a Holder must (a) complete and sign the conversion notice set forth below and deliver such notice to the Conversion Agent, (b) surrender the Security to the Conversion Agent, (c) furnish appropriate endorsements and transfer documents if required by the Registrar or the Conversion Agent, (d) pay any transfer or similar tax, if required and (e) if the Security is held in book-entry form, complete and deliver to the Depositary appropriate instructions pursuant to the Depositary's book-entry conversion programs. If a Holder


                                     A-1-8
surrenders a Security for conversion between the record date for the payment of an installment of interest and the next interest payment date, the Security must be accompanied by payment of an amount equal to the interest (including contingent interest, if any) and Liquidated Damages, if any, payable on such interest payment date on the principal amount of the Security or portion thereof then converted; provided, however, that no such payment shall be required if such Security has been called for redemption on a redemption date within the period between and including such record date and such interest payment date, or if such Security is surrendered for conversion on the interest payment date. A Holder may convert a portion of a Security equal to $1,000 or any integral multiple thereof.

            A Security in respect of which a Holder has delivered a Purchase Notice or a Change of Control Purchase Notice exercising the option of such Holder to require the Company to repurchase such Security as provided in Section
3.08 or Section 3.09, respectively, of the Indenture may be converted only if such notice of exercise is withdrawn as provided above and in accordance with the terms of the Indenture.

            (9)   Denominations; Transfer; Exchange.

            The Securities are in fully registered form, without coupons, in denominations of $1,000 of principal amount and integral multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities in respect of which a Purchase Notice or a Change in Control Purchase Notice has been given and not withdrawn (except, in the case of a Security to be purchased in part, the portion of the Security not to be purchased) or any Securities for a period of 15 days before the mailing of a notice of redemption of Securities to be redeemed.

            (10)  Persons Deemed Owners.

            The registered Holder of this Security may be treated as the owner of this Security for all purposes.

            (11)  Unclaimed Money or Securities.

            The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the money or securities must look to the Company, for payment as general creditors unless an applicable abandoned property law designates another person.

            (12)  Amendment; Waiver.

            Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in


                                     A-1-9
aggregate principal amount of the Securities at the time outstanding and (ii) certain Defaults may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Securities at the time outstanding. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company and the Trustee may amend the Indenture or the Securities so long as such changes, other than those in clause
(ii), do not adversely affect the interest of Holders (i) to cure any ambiguity, omission, defect or inconsistency, (ii) to comply with Article 5 or Section 10.01(e) or Section 10.12 of the Indenture, (iii) to evidence and provide for the acceptance of appointment under the Indenture by a successor Trustee, or
(iv) to comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA.

            (13)  Defaults and Remedies.

            Except as set forth in the Indenture, if an Event of Default occurs and is continuing, the Trustee or the Holders of not less than 25% in principal amount of Securities then outstanding may declare all the Securities to be due and payable in the manner, at the time and with the effect provided in the Indenture. Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Securities unless it has received indemnity reasonably satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal, premium, if any, or interest when due, for any reason or a Default in compliance with
Article 5 of the Indenture) if it determines that withholding notice is in their interest

            (14)  Trustee Dealings with the Company.

            Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

            (15)  No Recourse Against Others.

            A director, officer, employee or shareholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

            (16)  Ranking.

            The Securities shall be direct, unsecured senior subordinated obligations of the Company and shall rank equally in right of payment with all other unsecured senior subordinated indebtedness of the Company and be subject to the provisions regarding subordination contained in Article 11 of the Indenture. The Securities are not guaranteed.


                                     A-1-10

            (17)  Subordination.

            The Securities are subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full in cash or Cash Equivalents of all Obligations on Senior Indebtedness of Company, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed. Each Holder by its acceptance hereof agrees to be bound by such provisions and authorizes and expressly directs the Trustee, on its behalf, to take such action as may be necessary or appropriate to effectuate the subordination provided for in the Indenture and appoints the Trustee its attorney-in-fact for such purposes.

            (18)  Authentication.

            This Security shall not be valid until an authorized signatory of the Trustee manually signs the Trustee's Certificate of Authentication on the other side of this Security.

            (19)  Abbreviations.

            Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM ("Tenants In Common"), TEN ENT ("Tenants By The Entireties"), JT TEN ("Joint Tenants With Right Of Survivorship And Not As Tenants In Common"), CUST ("Custodian") and U/G/M/A ("Uniform Gift To Minors Act").

            (20)  Governing Law.

            THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE INDENTURE AND THIS SECURITY.

            (21)  CUSIP Numbers.

            Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

            The Company will furnish to any Securityholder upon written request and without charge a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

            LNR Property Corporation
            1601 Washington Avenue
            Miami Beach, Florida 33139
            Attn.:   Chief Financial Officer


                                     A-1-11

            ASSIGNMENT FORM                        CONVERSION NOTICE
            ---------------                        -----------------
To assign this Security, fill in the     To convert this Security into Common
form below                               Stock of the Company, check the box [ ]

I or we assign and transfer this         To convert only part of this Security,
Security to                              state the principal amount to be
                                         converted (which must be $1,000 or an
                                         integral multiple of $1,000):

(Insert assignee's soc.  sec.  or tax    If you want the stock certificate made
ID no.)                                  out in another person's name fill in
                                         the form below:

(Print or type assignee's name, address
and zip code)                            ---------------------------------------

                                         ---------------------------------------

                                         ---------------------------------------

and irrevocably appoint                  (Insert the other person's soc.  sec.
                        --------------   tax ID no.)
agent to transfer this Security on the
books of the Company. The agent may
substitute another to act for him.       ---------------------------------------

                                         ---------------------------------------

                                         ---------------------------------------
                                         (Print or type other person's name,
                                         address and zip code)

Date:                                    Your Signature:
     -----------------                                  ------------------------
                                         (Sign exactly as your name appears on
                                         the other side of this Security)

Signature Guaranteed

-------------------------------------
Participant in a Recognized Signature
Guarantee Medallion Program

By:
   ----------------------------------
   Authorized Signatory


                                     A-1-12

           FORM OF OPTION TO ELECT REPURCHASE UPON A CHANGE IN CONTROL

To: LNR Property Corporation

      The undersigned registered holder of this Security hereby acknowledges receipt of a notice from LNR Property Corporation (the "Company") as to the occurrence of a Change In Control with respect to the Company and requests and instructs the Company to repurchase this Security, or the portion hereof (which is $1,000 principal amount or a multiple thereof) designated below, in accordance with the terms of the Indenture referred to in this Security and directs that the check in payment for this Security or the portion thereof (or, if the Company elects in accordance with Section 3.09 of the Indenture, Common Stock) and any Securities representing any unrepurchased principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If any portion of this Security not repurchased is to be issued in the name of a Person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto.

Dated:

                              ---------------------
                              Signature(s)

Fill in for registration of shares
if to be delivered, and Securities if
to be issued other than to and in
the name of registered holder:


---------------------------
(Name)

---------------------------
(Street Address)

---------------------------
(City, state and zip code)

Please print name and address

principal amount to be purchased (if less than all):  $__,000


                                     A-1-13

If the Company has elected to pay the Change in Control Purchase Price, in whole or in part, in Common Stock but such portion of the Change in Control Purchase Price shall ultimately be payable in cash because any of the conditions to the payment of the Change in Control Purchase Price in Common Stock are not satisfied the registered holder of this Security elects [check one]:

            [ ] to withdraw such Purchase Notice as to the Securities to which such Change in Control Purchase Notice relates in the principal
            amount of $     ,000, with certificate numbers          , or
                       -----                               ---------
            [ ] to receive cash in respect of the entire Purchase Price for all Securities (or portions thereof) to which such Purchase Notice relates

            Social Security or Other Taxpayer Number:
                                                      -------------------------


                                     A-1-14

                                   SCHEDULE I

                           LNR PROPERTY CORPORATION
         5.5% Contingent Convertible Senior Subordinated Notes Due 2023

Date                    principal amount                    Notation


                                     A-1-15

                                                                     EXHIBIT A-2

                         {Form of Certificated Security}

            THIS SECURITY WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR U.S. FEDERAL INCOME TAX PURPOSES. FOR PURPOSES OF SECTIONS 1273 AND 1275 OF THE INTERNAL REVENUE CODE, THE ISSUE PRICE OF EACH SECURITY IS $1,000 PER $1,000 OF PRINCIPAL AMOUNT, THE ISSUE DATE IS MARCH 5, 2003 AND THE COMPARABLE YIELD IS 9.5% PER ANNUM. HOLDERS OF THIS SECURITY MAY OBTAIN INFORMATION REGARDING THE AMOUNT OF ORIGINAL ISSUE DISCOUNT, YIELD TO MATURITY AND THE PROJECTED PAYMENT SCHEDULE FOR THIS SECURITY BY SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION
TO: LNR PROPERTY CORPORATION, 1601 WASHINGTON BEACH, MIAMI BEACH, FLORIDA 33139,
ATTN.: CHIEF FINANCIAL OFFICER, SUCH INFORMATION TO BE MADE AVAILABLE, BEGINNING NO LATER THAN 10 DAYS AFTER THE ISSUE DATE, PROMPTLY UPON REQUEST.

            THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THIS SECURITY AND THE COMMON STOCK DELIVERABLE UPON CONVERSION HEREOF OR UPON PURCHASE OF THIS SECURITY BY THE COMPANY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

            THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (III) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (III) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

            THE FOREGOING LEGEND MAY BE REMOVED FROM THIS SECURITY ON SATISFACTION OF THE CONDITIONS SPECIFIED IN THE INDENTURE.


                                     A-2-1

                            LNR PROPERTY CORPORATION

         5.5% Contingent Convertible Senior Subordinated Notes Due 2023

No.:                                               CUSIP:

Issue Date: March 5, 2003                          principal amount:

            LNR PROPERTY CORPORATION, a Delaware corporation, promises to pay to

--------------------------------------------------------------------------------
or registered assigns, the principal amount of                                 ,
on March 1, 2023, subject to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place. This Security is convertible as specified on the other side of this Security.

            Interest Payment Dates: March 1 and September 1, commencing September 1, 2003,

            Record Dates:  February 15 and August 15, commencing August 15,
2003

Dated:

                                    LNR PROPERTY CORPORATION

                                    By:
                                       ---------------------------------------
                                       Name:
                                       Title:


                                     A-2-2

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

U.S. Bank Trust National Association, as Trustee, certifies that this is one of the Securities referred to in the within-mentioned Indenture.

By:
    ------------------------------
    Authorized Signatory

Dated:


                                     A-2-3

               {FORM OF REVERSE SIDE IS IDENTICAL TO EXHIBIT A-1}


                                     A-2-4

                                    EXHIBIT B

                              Transfer Certificate

            In connection with any transfer of any of the Securities within the period prior to the expiration of the holding period applicable to the sales thereof under Rule 144(k) under the Securities Act of 1933, as amended (the "Securities Act") (or any successor provision), the undersigned registered owner of this Security hereby certifies with respect to $ principal amount of the above-captioned Securities presented or surrendered on the date hereof (the "Surrendered Securities") for registration of transfer, or for exchange or conversion where the securities deliverable upon such exchange or conversion are to be registered in a name other than that of the undersigned registered owner (each such transaction being a "transfer"), that such transfer complies with the restrictive legend set forth on the face of the Surrendered Securities for the reason checked below:

            [ ] A transfer of the Surrendered Securities is made to the Company or any subsidiaries; or

            [ ] The transfer of the Surrendered Securities complies with Rule 144A under the U.S. Securities Act of 1933, as amended (the "Securities Act"); or

            [ ] The transfer of the Surrendered Securities is pursuant to an effective registration statement under the Securities Act; or

            [ ] The transfer of the Surrendered Securities is pursuant to another available exemption from the registration requirement of the Securities Act; and unless the box below is checked, the undersigned confirms that, to the undersigned's knowledge, such Securities are not being transferred to an "affiliate" of the Company as defined in Rule 144 under the Securities Act (an "Affiliate").

            [ ] The transferee is an Affiliate of the Company.


                                          -------------------------------------
DATE:                                                  Signature(s)
     -----------------------------

            (If the registered owner is a corporation, partnership or fiduciary, the title of the Person signing on behalf of such registered owner must be stated.)

Signature Guaranteed

-------------------------------------
Participant in a Recognized Signature
Guarantee Medallion Program

By:
   ----------------------------------
         Authorized Signatory


                                      B-1